SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

      / /   Preliminary Proxy Statement
      / /   Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)2))
      /X/   Definitive Proxy Statement
      / /   Definitive Additional Materials
      / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                      The Western Transmedia Company, Inc.
-------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


-------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


      Payment of filing fee (check the appropriate box):

      / /   No fee required.

      / /   Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------


      (4)   Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------


      (5)   Total fee paid:

-------------------------------------------------------------------------------


      /X/   Fee paid previously with preliminary materials.

      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

-------------------------------------------------------------------------------


      (2)   Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------------


      (3)   Filing Party:

-------------------------------------------------------------------------------


      (4)   Date Filed:

-------------------------------------------------------------------------------

                     THE WESTERN TRANSMEDIA COMPANY, INC.
                              475 SANSOME STREET
                       SAN FRANCISCO, CALIFORNIA  94111
                             --------------------


                                                              December 6, 1996

Dear Stockholder:

            You are cordially invited to attend a Special Meeting of Stockholders of The Western Transmedia Company, Inc. (the "Company"), which will be held on December 27, 1996, at the offices of Olshan Grundman Frome &
Rosenzweig LLP, 505 Park Avenue, New York, New York at 10:00 A.M. Eastern Standard Time (the "Meeting").

            At the Meeting, you will be asked to consider and vote upon a proposal to approve the proposed sale of substantially all of the Company's assets (the "Sale of Assets") to the Company's corporate franchisor, Transmedia Network Inc. (the "Buyer"), pursuant to the Asset Purchase Agreement dated as of November 15, 1996.

            The purchase price payable by Buyer for the Sale of Assets is expected to be approximately $7.2 million, including $4.75 million for the Transmedia Network franchise and approximately $2.4 million for the Company's Rights to Receive. In voting upon the Sale of Assets, you will also be approving an amendment to the Company's Certificate of Incorporation to change its name to The Western Systems Corp.

            You will also be asked at the Meeting to vote on the approval of amendments to the Company's 1992 Stock Option Plan.

            The accompanying Proxy Statement provides detailed information concerning the Sale of Assets and certain additional information. You are urged to read and carefully consider this information.

            THE BOARD OF DIRECTORS BELIEVES THAT THE SALE OF ASSETS AND THE ASSET PURCHASE AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ASSET PURCHASE AGREEMENT AND THE AMENDMENTS TO THE 1992 PLAN, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SALE OF ASSETS AND THE AMENDMENTS TO THE 1992 PLAN.

            All stockholders are invited to attend the Meeting in person. Approval of the Sale of Assets requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. Approval of the amendments to the 1992 Stock Option Plan requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon.

            A copy of the Asset Purchase Agreement is attached as Exhibit A to the accompanying Proxy Statement and is incorporated herein by reference.

            The Board of Directors has fixed the close of business on November 1, 1996 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

            In order that your shares may be represented at the Meeting, you are urged to complete, sign, date and return promptly the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Meeting. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting even if you have previously returned your Proxy.


                            YOUR VOTE IS IMPORTANT

            To ensure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. To revoke a Proxy, you must submit to the Secretary of the Company prior to voting, either a signed instrument of revocation or a duly executed Proxy bearing a date or time later than the Proxy being revoked. If you attend the Meeting, you may vote in person even if you previously returned a Proxy.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    William J. Barrett
                                    Secretary

San Francisco, California
December 6, 1996

                     THE WESTERN TRANSMEDIA COMPANY, INC.
                              475 SANSOME STREET
                       SAN FRANCISCO, CALIFORNIA  94111

                             --------------------

                   NOTICE OF  SPECIAL  MEETING  OF  STOCKHOLDERS
                        To Be Held on December 27, 1996
                             --------------------


            NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of The Western Transmedia Company Inc., a Delaware corporation (the "Company"), will be held on December 27, 1996, at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York at 10:00 A.M., Eastern Standard Time (the "Meeting"), for the following purposes:

            1. To consider and to vote on a proposal to approve the sale of substantially all of the Company's assets (the "Sale of Assets") pursuant to the Asset Purchase Agreement dated as of November 15, 1996 (the "Asset Purchase Agreement") between the Company and its corporate franchisor, Transmedia Network Inc. (the "Buyer"), a copy of which is attached to the accompanying Proxy Statement as Exhibit A. In voting upon the Sale of Assets, stockholders will also be approving an amendment to the Company's Certificate of Incorporation to change its name to The Western Systems Corp.


            2. To approve the amendments to the Company's 1992 Stock Option Plan (the "1992 Plan").


            The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


            Only stockholders of record at the close of business on November 1, 1996 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof.


            All stockholders are invited to attend the Meeting in person. Approval of the Sale of Assets requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. The amendments to the 1992 Plan require the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon.


            THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE PROPOSALS BOTH FOR THE SALE OF ASSETS AND THE AMENDMENTS TO THE 1992 PLAN PRESENTED AT THE MEETING.

                     THE WESTERN TRANSMEDIA COMPANY, INC.
                              475 SANSOME STREET
                       SAN FRANCISCO, CALIFORNIA  94111

                             --------------------

                                PROXY STATEMENT

                     THE WESTERN TRANSMEDIA COMPANY, INC.
              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 27, 1996
                             --------------------


                                 INTRODUCTION

            This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of The Western Transmedia Company, Inc., a Delaware corporation (the "Company"), to be used at a Special Meeting of Stockholders of the Company to be held on December 27, 1996 at 10:00 A.M., Eastern Standard Time at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York (the "Meeting"). This Proxy Statement, the accompanying form of proxy, the Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 are first being mailed to stockholders of the Company on or about December 6, 1996.

            At the Meeting, the stockholders will consider and vote on Proposal No. I -- The Sale of Assets (the "Sale of Assets") to approve and adopt the Asset Purchase Agreement, dated as of November 15, 1996 (the "Asset Purchase Agreement"), between the Company and its corporate franchisor, Transmedia Network Inc. (the "Buyer"). The purchase price payable by Buyer for the Sale of Assets (the "Purchase Price") is expected to be approximately $7.2 million, including $4.75 million for the Transmedia Network franchise and approximately $2.4 million for the Company's Rights to Receive. The Company will retain the cash and cash equivalents held by it which, at the record date for the Meeting, aggregated approximately $2.5 million. In voting upon the Sale of Assets, stockholders will also be approving an amendment to the Company's Certificate of Incorporation to change its name to The Western Systems Corp. The stockholders will also vote on Proposal No. II -- The Amendments to the Company's 1992 Stock Option Plan (the "1992 Plan").

            The Sale of Assets may impact the rights of holders of the Company's Common Stock. Although the Company will endeavor to deploy its net assets after the closing of the Sale of Assets to seek suitable investments and business combinations, there are no investments and/or business combinations currently under consideration that the Board of Directors considers probable of consummation. The Company's stockholders may not have the opportunity to vote on acquisitions and/or business combinations of the Company that may hereafter be consummated. See "Unascertainable Risks and Broad Range of Potential Target Businesses; Uncertain Structure of Business Combination; Selection of Target Business by the Board of Directors."

       STOCKHOLDERS OF THE COMPANY SHOULD CAREFULLY CONSIDER THIS PROXY STATEMENT IN ITS ENTIRETY, PARTICULARLY THE FACTORS DISCUSSED UNDER THE
                      HEADING "RISK FACTORS" AT PAGE 20.

                             --------------------

                             AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the SEC's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the SEC's Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material and other information concerning the Company can also be inspected and copied at the offices of The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.


                       RECORD DATE AND VOTING SECURITIES

            Only stockholders of record at the close of business on November 1, 1996, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof. As of the close of business on the Record Date, there were outstanding 7,903,421 shares of the Company's common stock, $.60 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock present in person or by Proxy is required for a quorum.


                               VOTING OF PROXIES

            Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the approval of the Sale of Assets and all transactions contemplated thereby; and
(ii) for the approval of the amendments to the 1992 Plan. The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter by written notice of revocation given to the Secretary of the Company, by execution of a subsequent Proxy that is presented at the Meeting, or by voting in person at the Meeting, in any such case, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results of issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in favor or in opposition in such tabulations. The amendments to the 1992 Plan require the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon. Therefore, abstentions and broker "non-votes" will be excluded entirely from the tabulation of the voting results and will have no effect in favor of or in opposition to such proposal. However, broker non-votes and abstaining votes will not be counted in favor of the Sale of Assets. As the Sale of Assets Proposal requires the affirmative vote of a majority of the Company's outstanding Common Shares, abstentions and broker non-votes will have the same effect as votes against such proposal. Approval of the Sale of Assets requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock.

            The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company and its transfer agent, American Stock Transfer & Trust Company (which will receive a nominal fee in connection with any such efforts). The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.


                    ABSENCE OF DISSENTERS' APPRAISAL RIGHTS

            Under the applicable provisions of Delaware law and the Company's Certificate of Incorporation, the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to either of the proposals.


                              SECURITY OWNERSHIP

            The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, and for each executive officer and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person or entity listed below is the Company's principal executive office.



Name and Address                                    Shares            Percentage
of Beneficial Owner(1)                       Beneficially Owned(2)     of Class
----------------------                       ---------------------     --------

Stuart M. Pellman                                   454,657(3)           5.5%

Herbert M. Gardner                                  426,254(4)           5.4%
c/o Janney Montgomery Scott Inc.
26 Broadway
New York, NY  10004

William J. Barrett                                  556,501(5)           7.0%
c/o Janney Montgomery Scott Inc.
26 Broadway
New York, NY  10004

Special Situations Fund III, L.P.(6)                305,000              3.9%
625 Madison Avenue
New York, NY 10022

Special Situations Cayman Fund L.P.(7)              406,251(8)           5.0%
625 Madison Avenue
New York, NY 10022

MassMutual Corporate Investors                      698,707(9)           8.6%
1295 State Street
Springfield, MA 01111

C. Scott Bartlett, Jr.                               56,281(10)           *

Howard Grafman(11)                                  144,762(12)          1.8%

Richard O. Starbird                                 110,997(13)          1.3%

Paulette W. Grafman(11)                              29,705(14)           *

Name and Address                                    Shares            Percentage
of Beneficial Owner(1)                       Beneficially Owned(2)     of Class
----------------------                       ---------------------     --------

All Directors and Executive Officers
 as a Group (7 persons)                           1,779,157(15)         20.6%

-------------------
*     Less than 1%

(1) All of such persons and entities have sole investment and voting power over the shares listed as being beneficially owned by them.

(2) All persons identified below as holding common stock purchase warrants ("Warrants") or options granted pursuant to the 1992 Plan are deemed to be beneficial owners of shares underlying such Warrants or subject to such options by reason of their right to acquire such shares within 60 days after November 1, 1996 through the exercise of such Warrants or options.

(3) Includes (i) 212,500 shares subject to options and (ii) 132,646 shares owned by an individual retirement account as to which Mr. Pellman is the beneficiary (including 8,823 shares underlying Warrants). Mr. Pellman disclaims beneficial ownership of the shares beneficially owned by the members of his family. These calculations do not give effect to the approval of Proposal No. 2 and the acceleration of the vesting of options under the 1992 Plan. If Proposal No. 2 is approved, Mr. Pellman will beneficially own 529,657 shares.

(4) Includes (i) 42,421 shares beneficially owned by Mr. Gardner's spouse (including 7,352 shares underlying Warrants), (ii) 8,333 shares owned by an individual retirement account as to which Mr. Gardner is the beneficiary, and (iii) 241,298 shares owned by Mr. Gardner's qualified plan (including 22,058 shares underlying Warrants). Mr. Gardner disclaims beneficial ownership of the shares beneficially owned by the members of his family.

(5) Includes (i) 14,705 shares underlying Warrants, (ii) 117,860 shares beneficially owned by Mr. Barrett's spouse (including 17,646 shares underlying Warrants), and (iii) 315,090 shares owned by Mr. Barrett's qualified plan (including 44,117 shares underlying Warrants). Mr. Barrett disclaims beneficial ownership of the shares beneficially owned by the members of his family.

(6) Based upon a Statement on Schedule 13G dated January 10, 1996 filed with the Securities and Exchange Commission by Special Situations Fund III, L.P. (the "Fund"), MGP Advisers Limited Partnership ("MGP"), AWM Investment Company, Inc. ("AWM") and Austin W. Marxe. Such Schedule 13G discloses that (i) AWM is the sole general partner of MGP, a registered investment adviser under the Investment Advisers Act of 1940, as amended,
      (ii) MGP is a general partner of and investment adviser to the Fund, (iii) AWM is a registered investment adviser under said Act and also serves as the general partner of, and investment adviser to, Special Situations Cayman Fund, L.P. and (iv) Austin W. Marxe is the principal owner and President of AWM.

(7) Based upon information contained in the Schedule 13G referred to in (6) above.

(8)   Includes 200,000 shares underlying Warrants.

(9) Based upon Amendment No. 1 dated June 5, 1995 to a Statement on Schedule 13G filed with the Securities and Exchange Commission by MassMutual
      Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners in which the three entities indicate that they may be regarded as a group. MassMutual Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners own 405,590, 54,000 and 56,000 shares of Common Stock respectively. MassMutual Corporate Investors also owns warrants to purchase 183,117 shares of Common Stock. The Boards of Directors of each of MassMutual Corporate
      Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners have sole investment and voting power over the respective securities of the Company held by each such entity. MassMutual Corporate Investors and MassMutual Participation Partners are each closed-end mutual funds whose shares are traded on the New York Stock Exchange.

(10) Includes (i) 8,399 shares held jointly with Mr. Bartlett's spouse, (ii) 36,000 shares subject to options and (iii) 5,882 shares underlying Warrants held jointly with Mr. Bartlett's spouse.

(11)  Howard Grafman and Paulette W. Grafman are spouses.

(12) Includes (i) 6,000 shares subject to options and (ii) 17,205 shares underlying Warrants and (iv) 5,000 shares held by Radio First International, Inc., of which Mr. Grafman is a principal stockholder. Does not include shares reported as beneficially owned by Paulette W.
      Grafman.

(13) Includes (i) 16,000 shares subject to options and (ii) 14,705 shares underlying Warrants.

(14) Includes 4,705 shares underlying Warrants. Does not include shares reported as beneficially owned by Howard Grafman.

(15) Includes an aggregate of 251,332 shares subject to options and 379,254 shares underlying Warrants.

EXECUTIVE COMPENSATION

            The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company. The table also sets forth, for the fiscal year ended December 31, 1995, all compensation awarded to, earned by or paid to the executive vice president of the Company who was the only executive officer of the Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1995. There was no executive officer of the Company, other than the CEO, whose salary and bonus exceeded $100,000 with respect to the fiscal years ended December 31, 1994 or 1993.


                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation           Long Term Compensation
                                       ------------------------------------ -----------------------
                                                               Other Annual               All Other
                                                               Compensation  Number of  Compensation
Name and Principal Position     Year   Salary ($)   Bonus ($)    ($)(1)       Options       ($)(2)
---------------------------    -----   --------     ---------  ------------ ----------   ----------

Stuart M. Pellman,              1995    175,000       25,580       4,680      150,000         --
 President and Chief            1994    145,000           --       4,680           --         --
 Executive Officer              1993    135,250       12,300          --       62,500         --


Paulette W. Grafman,            1995    115,000       15,290          --      105,000(4)      --
 Executive Vice President       1994     75,000           --          --           --         --
 (3)                            1993     23,333       37,500          --           --         --

(1) Perquisites and other personal benefits, securities or property delivered to Mr. Pellman and Ms. Grafman did not exceed the lesser of $50,000 or 10% of their respective total annual salaries and bonuses.

(2) Mr. Pellman's employment agreement provides that, in the event of the sale of all or substantially all of the assets of the Company or upon the sale of a controlling interest in the Company's stock, Mr. Pellman will be entitled under certain circumstances to resign and collect a lump sum payment of $300,000. The employment agreement also requires the Company to pay the premiums (not exceeding $4,800 per annum) on term life insurance in the face amount of $1,000,000 on the life of Mr. Pellman under policies owned by Mr. Pellman. See "Management----Employment Agreements."

(3)   Ms. Grafman resigned her position with the Company on January 10, 1996.

(4) These options expired unexercised three months after the date of Ms. Grafman's resignation.

OPTION GRANTS

            The following table sets out certain information with respect to options granted to each of Mr. Pellman and Ms. Grafman under the 1992 Plan during the fiscal year ended December 31, 1995:

                                  OPTION GRANTS TABLE

                                   INDIVIDUAL GRANTS

                                        Percent of
                                          Total
                                         Options                   Market
                            Options     Granted to                 Price
                            Granted     Employees     Exercise    (2) Date
                           (Shares)     in Fiscal      Price         of      Expiration
          Name                (1)          Year        ($/Sh)      Option       Date
          ----              -------       ------      --------    --------    ------

Stuart M. Pellman              25,000        8%         $3.75       $3.75    4/18/2000
                              125,000       39%         $2.8125     $3.75    4/18/2000

Paulette W. Grafman            40,000       13%         $3.75       $3.75    4/18/2000
                               65,000       20%         $2.8125     $3.75    4/18/2000

--------------------------------------------------------------------------------


                              POTENTIAL REALIZABLE
                                VALUE AT ASSUMED
                              ANNUAL RATES OF STOCK
                             PRICE APPRECIATION FOR
                                 OPTION TERM (5)
                           --------------------------
          Name                              5%          10%
          ----                              --          ---

Stuart M. Pellman                          $272,596    $460,599

Paulette W. Grafman(1)                     $169,723    $301,326

-----------------
(1) The options may not be exercised until December 31, 1995 and become fully vested on December 31, 1996. The options to the extent not previously exercised, expire on April 18, 2000. Ms. Grafman terminated her employment with the consent of the Company on January 10, 1996. In accordance with the terms of the Company's 1992 Stock Option Plan, her options expired unexercised three months after such date.

(2) Market price represents the estimated fair market value for the securities granted under option giving effect to the fact such securities are unregistered and otherwise restricted as to sale or transfer.

(3) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, non-transferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's result of operations and financial condition. There can be no assurances that the values reflected in this table will be achieved.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

            The following table sets forth certain information concerning unexercised options held as of December 31, 1995 by Mr. Pellman and Ms. Grafman. No stock options were exercised by Mr. Pellman or Ms. Grafman during the fiscal year ended on such date.


                    AGGREGATED FISCAL YEAR-END OPTION VALUES



                             Number of Unexercised     Value of Unexercised in-
                                   Options at             the-Money Options at
                              December 31, 1995(#)     December 31, 1995 ($)(1)

                                 Exercisable/                Exercisable/
Name                             Unexercisable               Unexercisable
----                       -----------------------    --------------------------

Stuart M. Pellman               198,332/89,168                 $46,125/0

Paulette W. Grafman(2)          177,500/52,500                   $0/0

-----------------
(1) Based on the closing price of a share of Common Stock ($1.625 as reported by NASDAQ on December 29, 1995).

(2) Ms. Grafman terminated her employment with the consent of the Company on January 10, 1996. In accordance with the terms of the Company's 1992 Stock Option Plan, her options expired unexercised three months after such date.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

            For the fiscal year ended December 31, 1995, there were two meetings of the Board of Directors. In addition, members of the Board of Directors consulted regularly with each other and from time to time acted by unanimous written consent pursuant to the laws of the State of Delaware. The Board of Directors does not presently have a standing audit or nominating committee, the customary functions of such committees being performed by the entire Board of Directors.

            See "Compensation Committee Report on Executive Compensation" for information in respect of the Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors.

DIRECTOR COMPENSATION

            Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Currently, directors who are not employees of the Company receive a fee of $100 for each Board of Directors or committee meeting attended, plus reasonable out-of-pocket expenses. Directors who are officers or employees of the Company are not entitled to any compensation for their service as a director.

LONG-TERM INCENTIVE AND PENSION PLANS

            The Company does not have any long-term incentive or defined benefit pension plans.

EMPLOYMENT AGREEMENTS

            Mr. Pellman serves as President and Chief Executive Officer of the Company pursuant to an employment agreement that commenced as of January 1, 1995 and will terminate on December 31, 1996. Mr. Pellman received a base annual salary of $175,000 from January 1, 1995 through December 31, 1995 and will receive $200,000 per annum from January 1, 1996 through December 31, 1996. As additional compensation, the Company is to pay Mr. Pellman an annual bonus equal to 5% of the Company's pre-tax income up to $2,000,000 plus 6-1/2% of the Company's pre-tax income, if any, over $2,000,000, for each fiscal year of the Company (or portion thereof) commencing with the fiscal year ending December 31, 1995. Mr. Pellman received $580 pursuant to this clause at the end of December 31, 1995. Mr. Pellman will not be entitled to receive any bonus payment as a result of the consummation of the Sale of Assets. In addition, Mr. Pellman received the sum of $25,000 in consideration of his agreement to enter into the employment agreement. The employment agreement also provides for such other salary increases and bonuses as the Board of Directors of the Company shall determine and contains a covenant not to compete that extends for a period of two years after termination for cause or termination by Mr. Pellman otherwise than for employer breach. In the event of the sale of all or substantially all of the assets of the Company and its subsidiaries, the merger or consolidation of the Company with any other entity or the sale of a controlling interest in the Company's stock, and Mr. Pellman's duties are significantly altered, he ceases to serve as a member of the Board of Directors of the Company, employer breach occurs under his employment agreement or the location at which he performs his principal duties is outside the San Francisco, California metropolitan area, Mr. Pellman shall have the right either to continue his employment with the Company under the terms of the employment agreement or to elect to resign and receive, along with other benefits, a lump sum payment of $300,000. Mr. Pellman's employment agreement requires the Company to pay the premium (not exceeding $4,800 per annum) on term life insurance in the face amount of $1,000,000 on the life of Mr. Pellman under policies owned by Mr. Pellman. Upon consummation of the Sale of Assets, the employment agreement will terminate.

            Paulette W. Grafman served as Executive Vice President of the Company and managed its Los Angeles office under an employment agreement that commenced as of January 1, 1995 and would have terminated on December 31, 1996. Ms. Grafman resigned her position with the Company on January 10, 1996. She received a base salary of $115,000 per annum from January 1, 1995 through January 10, 1996. As additional compensation, the Company was to pay Ms. Grafman an annual bonus equal to 2-1/2% of the Company's pre-tax income up to $2,000,000 plus 4% of the Company's pre-tax income, if any, over $2,000,000, for each fiscal year of the Company (or portion thereof) commencing with the fiscal year ending December 31, 1995. Ms. Grafman received $290 under this arrangement for the fiscal year ended December 31, 1995. In addition, Ms. Grafman received the sum of $15,000 in consideration of her agreement to enter into the employment agreement. The employment agreement also contains a covenant not to compete that extends for a period of two years after termination for cause or termination by Ms. Grafman otherwise than for employer breach.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

            The Compensation and Stock Option Committee was established by the Board of Directors in September 1993 to make recommendations to the Board of Directors regarding compensation of executive officers and administration of the Company's 1992 Stock Option Plan. It acted three times by unanimous written consent during 1995. Messrs. Barrett, Bartlett and Starbird currently serve as members of the Compensation and Stock Option Committee.

COMPENSATION PHILOSOPHY

            The Compensation and Stock Option Committee's executive compensation philosophy is (and the Board of Directors was) to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation, to recognize individual initiative, achievement and length of service to the Company, and to assist the Company in attracting and retaining qualified management. The Compensation Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

SALARIES

            Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive.

BONUSES

            The Company from time to time will consider the payment of bonuses to its executive officers, although no formal plan currently exists, except as provided in individual employment agreements. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of goals by the Company includes, among other things, the performance of the Company as measured by return on assets. The achievement of personal goals includes the actual performance of the Company for which the executive officer has responsibility as compared to the planned performance thereof, the level of cost savings achieved by such executive officer, other individual contributions, the ability to manage and motivate reporting employees and the achievement of assigned projects. In view of the early stage of development of the Company's business, except as provided for in individual employment agreements, no executive officer received a bonus for the 1994 fiscal year.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

            Mr. Pellman's base salary of $175,000 was based upon the factors described in the "Salaries" paragraph above.

STOCK OPTION PLAN

            It is the philosophy of the Compensation Committee that stock options should be awarded only to key employees of the Company to promote long-term interests between such employees and the Company's stockholders and to assist in the retention of such employees. The Stock Option Committee awarded stock options to Mr. Pellman and Ms. Grafman in April 1995 for services performed in 1994. The size of these awards to each of Mr. Pellman and Ms. Grafman was based generally on the factors described in "-- Salaries" above and specifically on each of their performances. In addition, the Stock Option Committee considered the extensive nature and the significant services rendered by Mr. Pellman and Ms. Grafman, their seasoned managerial skills and the fact that their base salaries are below the average of similar positions in comparable companies.


COMPENSATION AND STOCK OPTION COMMITTEE:  William J. Barrett,
                                          C. Scott Bartlett, Jr.
                                          Richard O. Starbird


                           COMMON STOCK PERFORMANCE

            The following graph compares, for the periods indicated, the percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (a) the NASDAQ Market Index, a broad equity market index (the "Broad Market"), and (b) an index consisting of the following publicly traded Miscellaneous Business Credit Institutions with the same Standard Industrial Classification Code (6159) as the Company: Allied Capital Lending Corp., Ampal-American Israel Corporation, Banca Quadrum S.A. de C.V. (ADR), Covered Financial Corp., Financial Federal Corp., Financing for Science, HPSC Inc., Oxford Resources Corp. - Class A, PDS Financial Corp., Rockford Industries Inc., Student Loan Corp., Student Loan Marketing Association, Walnut Financial Service Inc. and Winfield Capital Corp. (the "Industry Index").

                                [GRAPH OMITTED]


                                  Fiscal       Fiscal      Fiscal       Fiscal
                      July         Year         Year        Year         Year
                    18,1992       Ending       Ending      Ending       Ending
     Company          ($)         1992($)      1993($)      1994($)      1995($)
     -------          ---        -------      -------      -------      -------

The Company         100.00        700.00     1400.00      1652.00       652.00

Industry Index      100.00        101.06       73.73        56.71       109.99

Broad Market        100.00        108.21      129.80       136.28       176.76

                           PROPOSAL I - SALE OF ASSETS

INTRODUCTION

            On July 15, 1996, the Company reached an agreement in principle with Buyer, under which Buyer will purchase from the Company its franchise covering California, Oregon, Washington and parts of Nevada and substantially all of the Company's assets related to the business presently conducted by it, other than its cash and cash equivalents.

            As of November 15, 1996, the Company and Buyer entered into a definitive asset purchase agreement (the "Asset Purchase Agreement") under which the Company proposes to sell to Buyer substantially all of its assets related to the business presently conducted by it (the "Assets") for the Purchase Price, which is expected to be approximately $7.2 million, payable in full in cash at Closing, including $4.75 million for the Transmedia Network franchise and approximately $2.4 million for the Company's Rights to Receive, subject to adjustment. Those funds would be payable to the Company, not stockholders. The Company will retain the cash and cash equivalents held by it which, at the Record Date, aggregated approximately $2.5 million.

            The approval of the Sale of Assets will also constitute the approval of the proposed amendment to the Company's Certificate of Incorporation to change its name to The Western Systems Corp.

            The Company's officers and directors, who collectively own in excess of 20% of the Company's Common Stock, and Buyer, which owns approximately 3.1% of the Company's Common Stock, have indicated their intention to vote their shares in favor of the Sale of Assets.

            Buyer's obligations under the Asset Purchase Agreement are conditioned upon, among other things, approval by the Company's stockholders of the Asset Purchase Agreement on or before January 31, 1997. If such approval is not obtained, Buyer has the right to terminate the Asset Purchase Agreement. The Company anticipates the Closing to occur during the first week of January 1996 (the "Closing Date").

            Subsequent to the closing of the Asset Purchase Agreement (the "Closing"), after giving effect to its provisions, the anticipated results of operations and payment of the Company's liabilities in the ordinary course of business (including taxes relating to the Sale of Assets), the Company is expected to have net assets of approximately $8.8 million consisting almost exclusively of cash and cash equivalents. After the Closing, the Company will endeavor to deploy these assets by seeking suitable investments and business combinations. Although the Company has had discussions since mid-1996 concerning possible investments and/or business combinations and in connection therewith has conducted due diligence activities, at the present time, no agreements, arrangements, or understandings exist with respect to any such transaction. The Board of Directors does not believe that any of such possible investments and/or business combinations is likely to be consummated. The Company will seek to acquire, merge, consolidate, invest in transactions or otherwise combine with one or more other operating businesses. The Company's efforts have not been and will not be directed to any one industry or type of business. Although the Company will endeavor to deploy its net assets after the closing of the Sale of Assets to seek suitable investments and business combinations, there are no other investments and/or business combinations currently under consideration that the Board of Directors considers probable of consummation. See "Unascertainable Risks and Broad Range of Potential Target Businesses; Uncertain Structure of Business Combination; Selection of Target Business by the Board of Directors" for a discussion of attendant risks and uncertainties because the Company has not yet identified a probable acquisition and/or business combination.

OVERVIEW OF THE COMPANY'S BUSINESS; RELATIONSHIP WITH BUYER

            The Company currently operates as the West Coast dining franchisee of Buyer. On December 9, 1991, the Company entered into a Franchise Agreement (the "Franchise Agreement") with Buyer, which granted to the Company the exclusive right to operate a franchise (the "Franchise") in the State of California. The Franchise features the Transmedia Card, a private charge card developed, marketed and issued by Buyer, which entitles cardholders to a savings of up to 25% on the regular menu prices of food and beverages when dining at participating restaurants (the "Participating Restaurants"). The Franchise Agreement would expire by its terms on December 8, 2001. However, the Company has the option to extend the Franchise Agreement for a term of 10 years after the initial expiration date.

            The Company's franchise business activities under the Franchise Agreement, which the Company commenced in August 1992, are (i) to provide cash payments to Participating Restaurants that it recruits in its Franchise Territory to join the Transmedia Network in exchange for food and beverage credits, known as "Rights to Receive," and (ii) to obtain additional holders of the Transmedia Card in its Franchise Territory. The Company generally purchases its inventory of Rights to Receive directly from a Participating Restaurant through cash payments to the Participating Restaurant in an amount equal to approximately 50% of the dollar value of the Rights to Receive being purchased. The Company derives substantially all of its revenues from operations by purchasing Rights to Receive from Participating Restaurants in its Franchise Territory and the sale of such Rights to Receive to holders of the Transmedia Card.

            Under the original terms of the Franchise Agreement, the Company was required to pay Buyer the following fees and charges: (i) $250,000 as an initial franchise fee; (ii) approximately $100,000 as an initial contribution to Buyer's advertising and development fund; and (iii) 150,000 shares of the Common Stock of the Company, valued at $21,000, which have been issued.

            In September 1993, the Company and Buyer agreed that the Company would pay for substantially all of its advertising in California and entered into an agreement providing, effective as of September 30, 1993, for (i) a refund to the Company of the remaining unused balance (approximately $55,000) of the $145,000 theretofore contributed to Buyer's advertising and development fund (which amount includes the Company's initial and subsequent periodic contributions), and (ii) the termination of the Company's obligation to pay the remaining monthly installments of such obligation (approximately $105,000). Since 1994, Buyer has reimbursed the Company for substantially all expenses incurred in obtaining California cardholders.

            In addition, the Company is obligated to pay to Buyer continuing service charges as follows: (i) a general service charge equal to 7.5%, and an advertising fee of 2.5%, of the total dollar amount of Rights to Receive meal credits used by Cardholders at Participating Restaurants within the Franchise Territory; (ii) a monthly restaurant service charge of $1.00 per Participating Restaurant located in the preceding month within the Franchise Territory; and
(iii) a processing charge equal to $.20 per Cardholder transaction slip forwarded to Buyer by Participating Restaurants in the Franchise Territory. Such charges are to be deducted by Buyer from funds to be paid to the Company. Buyer has agreed that the general service charge and the advertising fee shall not aggregate more than 11% during the first 10 year extension, if any, of the Franchise Agreement and shall not aggregate more than 12% for the second such extension, if any. For the fiscal years ended December 31, 1995 and 1994, the Company incurred an aggregate of $1,586,781 and $1,212,262, respectively, in service charges payable to Buyer. The Company has incurred $1,020,104 in service charges payable to Buyer for the nine month period ended September 30, 1996.

            Under the Franchise Agreement, the Company acquired options to obtain Transmedia franchises for the States of Oregon and/or Washington for initial total franchise and advertising fees of $200,000 and $300,000, respectively. In December 1993, the Company exercised its option for the State of Washington and in June 1995, the Company exercised its option for the State of Oregon. In connection with the exercise of such option and the Company's assumption of certain advertising costs described above, the Company also agreed with Buyer to provide for (i) a reduction in the Company's exercise price for the Transmedia Network franchises in the States of Oregon and/or Washington to $100,000 and $150,000, respectively, to reflect the Company's assumption of such advertising obligations; (ii) the exercise of the Washington option by issuance to Buyer of 50,000 shares of Common Stock (in lieu of the $150,000 exercise price) and the exercise of the Oregon option by issuance to the Buyer of 35,000 shares of Common Stock (in lieu of the $100,000 exercise price); and (iii) the acquisition of the right to operate the Transmedia Network franchise in limited areas of Nevada by issuance to Buyer of 10,000 shares of Common Stock. The Company's rights under the Franchise Agreement relate only to Participating Restaurants in the Company's Franchise Territory. The Company does not have any rights to participate in or derive any income from any other products or services offered to cardholders.

            The Company commenced its franchise operations in the San Francisco Bay Area in August 1992, in the Los Angeles metropolitan area in October 1993, in Orange County in January 1995, and in the Lake Tahoe, Nevada area in October 1995. Under the terms of the Franchise Agreement, the Company is required to commence Franchise operations in the State of Washington prior to 1996 year-end and in Oregon prior to May 1997. However, in view of the Company's agreement in principle to sell the Franchise to Buyer and with Buyer's acquiescence, the Company has not undertaken the activities that would be required to commence operations in Washington and Oregon.

            The Company had 227 Participating Restaurants and 12,000 Cardholders at December 31, 1993 and net sales of $926,852 for the year 1993. At December 31, 1994, the Company had 519 Participating Restaurants and 62,000 Cardholders and it had net sales of $8,698,738 for the year 1994. At December 31, 1995, the Company had 553 Participating Restaurants and 82,000 Cardholders and it had net sales of $11,368,903 for the year 1995. At September 30, 1996, the Company had 541 Participating Restaurants and 146,000 Cardholders and it had net sales of $7,378,409 for the nine months ended September 30, 1996.

            The Company's principal executive offices are located at 475 Sansome Street, San Francisco, California 94111; its telephone number is (415) 397-3001.

            Buyer's operations consist of a network of more than 6,600 Participating Restaurants. Buyer markets and issues the Transmedia Card, a charge card held by nearly one million cardholders that entitles them to savings on restaurant dining costs and other quality products and services. Buyer maintains and updates a directory of all dining establishments that accept The Transmedia Card. Directories are provided to all cardholders approximately every eight weeks. The Transmedia Card may also be used to charge other services, including hotel rooms, recreational, telephone and other miscellaneous services. Under the Franchise Agreement, Buyer is obligated at its own expense to provide to the Company a variety of assistance, including conducting all monitoring and tracking functions of Participating Restaurant accounts and Transmedia Network franchise credit transactions, forwarding sales tax and tip refunds and monthly statements of cardholder usage and Rights to Receive credit balances directly to Participating Restaurants, and undertaking all cardholder fulfillment and processing services and activities, including providing Transmedia Card charge slips and restaurant contracts. Buyer is also responsible for any bad debt expenses resulting from cardholders' failure to pay their food and beverage bills and for compiling and mailing restaurant directories and other cardholder support materials.

            Buyer's principal executive offices are located at 11900 Biscayne Boulevard, Miami, Florida 33181, its telephone number is (305) 892-3300.

            Buyer is currently the beneficial owner of 245,000 shares of Common Stock. Other than as described herein and the fact that Herbert M. Gardner is a director of both entities, there are no other relationships between the Company and Buyer. (See "Interest of Company Management in the Sale of Assets.")


                  HISTORY OF AND REASONS FOR THE TRANSACTION

            From time to time during the past two years, representatives of Buyer and the Company have discussed the potential acquisition of the Franchise by Buyer. In early 1995, Melvin Chasen, President and CEO of Buyer, and William
J. Barrett, a Director of the Company, held several informal meetings and telephone discussions (in New York City and Miami, Florida) to discuss the possibility of combining the businesses of the Buyer and Company. The discussions contemplated the acquisition of the Company for shares of Buyer's Common Stock. Buyer's investment banking firm reviewed the proposed transaction. However, no agreement in principle was reached by the parties and discussions were concluded in mid-1995. The Company believes that no agreement was consummated because the parties could not agree upon a ratio of Buyer's common stock to be exchanged for the Company's Common Stock due to the declining market prices of both Buyer's and the Company's Common Stock and the dilutive nature of the contemplated transaction to Buyer.

            In early May 1996, Messrs. Chasen and Barrett initiated new discussions to effect a business combination. In the interim, Buyer acquired the Transmedia franchise for Chicago in July 1995 and Buyer publicly announced its intention not to sell additional franchises in the United States, but to operate all new territories on a company-owned basis. In addition, in January 1996, Buyer initiated two new programs -- a new 20% saving card with no annual fee and national programs to increase the number of cardholders in the United States and California. Although the Company was able to add a significant number of California cardholders due to these new programs, the average amount expended by cardholders declined during the first six months of 1996 and competition in the discount dining industry continued. Accordingly, the Company's revenues and gross profits decreased and the Company incurred a net loss during the first six months of 1996. The discussions between the parties were based for the first time on the purchase of the Company's franchise and franchise-related assets on a cash basis together with the issuance of warrants to purchase Buyer's common stock. As described below, such warrants were later excluded from the purchase price after further negotiations. The Company believed that a purchase price payable in cash rather than stock was preferable because the receipt of Buyer's common stock rather than cash would not permit the Company to seek out and acquire other businesses. In addition, the Company believed that in light of its experience in 1995, it would have been difficult for the Company and Buyer to agree upon a ratio of Buyer's common stock to be exchanged for the Company's Common Stock. Negotiations continued through June, 1996. The talks culminated in the announcement of an agreement in principle on July 15, 1996 and the execution of the Asset Purchase Agreement dated as of November 15, 1996. Pending the consummation of the Sale of Assets, management will continue to conduct business in the ordinary course, but has ceased expenditures for geographic expansion. All management and other employees of the Company have continued in its employ.

            At the time that the agreement in principle was announced, it was contemplated that (i) Buyer would have the option of paying the purchase price for the Franchise in 14 monthly installments commencing two months after the Closing and (ii) the Company would receive a warrant to purchase 800,000 shares of Common Stock of the Buyer at $15.00 per share and that such warrant would be distributed to the stockholders of the Company on a pro rata basis during 1998.

During negotiations subsequent to the agreement in principle, the parties were unable to agree on the final terms of the proposed warrants, including attendant registration costs and rights and listing arrangements. In addition, in view of the decline in the Company's revenues and the net loss during the third quarter of 1996, the parties re-negotiated the transaction to eliminate the warrants and to decrease the purchase price for the Franchise from $5.0 million to $4.75 million in exchange for Buyer's agreement to pay the purchase price for the Franchise in full in cash at Closing in lieu of the option of paying the purchase price in installments. The Buyer will continue to pay at Closing approximately $2.4 million in cash for the Rights to Receive.

            There are several reasons for the Company proposing to sell its Assets to Buyer at this time: (i) Buyer's interest in expanding its ownership of operations within the United States and the size and importance of the territory covered by the Franchise; (ii) the decline in the Company's revenues and gross profit and the incurrence of net losses in 1996 due primarily to a continuing decline in average cardholder usage and competition in the discount dining industry in California, (iii) the inability of the Company under the Franchise Agreement to expand its activities other than at Participating Restaurants; and
(iv) the sale to Buyer represents a significant pre-tax profit to the Company of approximately $4.2 million.

            The Board of Directors has determined that the sale to Buyer would enable the Company to utilize the proceeds of the sale together with its existing cash to enhance stockholder value by acquisitions or investments. While the Board of Directors considered various alternatives including (i) liquidating the Company and distributing the proceeds of the sale to its stockholders or
(ii) continuing its efforts to improve operating results, the Board of Directors believes that stockholder value can best be enhanced by potential acquisitions or investments. The Company's directors' own approximately 20% of the Company's Common Stock.

            The Company believes that Buyer's interest in acquiring the Assets is based on a number of factors: (i) the announcement in 1995 by Buyer that it would no longer grant franchises in the United States, and would thereafter seek to own its new territories evidenced by a transaction in which Buyer acquired a franchise in another location in July, 1995; (ii) the fact that the Company's Franchise covers geographically desirable locations, the significant population of California and the benefits of operating on a company-owned basis in the major metropolitan areas of Los Angeles, San Francisco, San Diego and Seattle,
(iii) the Company's franchise represents the largest revenue generator among Buyer's current franchisees; and (iv) the acquisition of the Franchise will permit Buyer to offer in the Franchise Territory services other than those at Participating Restaurants utilizing the Company's existing sales and marketing personnel.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE CONSUMMATION OF THE ASSET PURCHASE AGREEMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR ITS APPROVAL. Each of Mr. Pellman, who will be employed by Buyer upon consummation of the transaction, and Mr. Gardner, who is a director of Buyer, abstained from voting on the transaction. Mr. Gardner had no involvement and Mr. Pellman insubstantial involvement in the negotiation of the terms of the transaction. (See "Interest of Company Management in the Sale of Assets") . The Board of Directors believes that the Purchase Price for the Assets is fair and equitable to the Company and its stockholders. Prior to considering the Sale of Assets, the Board of Directors had not established a range of values for the Assets. In recommending that stockholders approve the Asset Purchase Agreement, the Board of Directors considered:

                  (a)  ARMS-LENGTH  NEGOTIATIONS;  GAIN.  Buyer was  desirous of obtaining the Assets and the parties engaged in give-and-take negotiations over the price and terms for the transaction. Accordingly, the Board of Directors believes its negotiations were at arms length and produced an appropriate and equitable price. The Sale of Assets will result in a net gain for the Company of approximately $4.2 million, all taxes on which will be the sole responsibility of the Company. The Company is expected to receive approximately $7.2 million in cash at Closing, including $4.75 million for the Transmedia Network franchise and approximately $2.4 million for the Company's Rights to Receive for a business originally purchased for (i) $250,000 as an initial franchise fee;
            (ii) approximately $100,000 as an initial contribution to Buyer's advertising and development fund; and (iii) 150,000 shares of the Common Stock of the Company valued at $21,000. The Company will retain cash and cash equivalents held by it which, at the Record Date, aggregated approximately $2.5 million. As of September 30, 1996, the book value of the Assets was approximately $2.9 million.

                  (b) RECENT OPERATING RESULTS AND LIMITED PROSPECTS FOR PROFITABLE OPERATIONS. For the fiscal year ended December 31, 1995, the Company reported net income of approximately $11,000; for the nine months ended September 30, 1996, the Company reported a net loss of $183,000, including approximately $56,000 for legal and due diligence activities in connection with the sale to Buyer and reviewing possible acquisitions. The Company attributes its operating losses in the latter half of 1995 and in 1996 to a continuing decline in average Cardholder usage, the increase of competition in the discount dining industry in California, and in 1995 a general weakness in the California economy. The Company anticipates that for the foreseeable future, were it to continue to operate the Franchise, it would incur net losses or operate on a break-even basis. As a result, the Board of Directors believes that the Sale of Assets is in the Company's best interest.

                  (c) LACK OF ALTERNATIVES. While Buyer does not have a right of first refusal to purchase the business of the Company or any shares of the Company's equity, Buyer's consent (which may not be unreasonably withheld) is required in connection with the sale of the Company's business. To date, the Company has not received any other offers for its Assets. This includes the period subsequent to July 15, 1996, when the agreement in principle with Buyer was publicly announced. Given the terms of the proposed transaction, the decline of the Company's revenues and the incurrence of net losses in 1996 and the fact that the Sale of Assets to Buyer could be consummated quickly and with relatively little uncertainty (given Buyer's intimate knowledge of the Company's business), the Board of Directors did not feel that stockholders' interests would be better served by seeking other offers. The Company's confidence in Buyer is based on the ability of Buyer to pay the full purchase price in cash at Closing.

                  No  solicitation  of  offers  was  conducted  by the  Board of
            Directors other than in connection with the discussions with Buyer. Although in mid-1995, management had one contact with representatives of another public company concerning the possible sale of the Company, and preliminary discussions with Buyer's European franchisee, those conversations did not result in negotiations or in an offer for the Company. The Board of Directors did not solicit any offers after the Buyer's offer in July 1996 due to the decline in the Company's revenues and the incurrence of losses and its belief that the Franchise was worth significantly more to Buyer than to a third party purchaser. The Company believes that the decline in its operating results cannot be satisfactorily resolved by it in the next 12-18 months, but can be addressed by Buyer subsequent to the Sale of Assets. See "History of and Reasons for the Transactions" for a detailed discussion of the unanticipated change in results of operations.

                  (d) EXISTENCE OF CASH ASSETS.  The Board of Directors believed that the cash consideration to be received in connection with the Sale of Assets along with the existing cash and cash equivalents of the Company would enhance the Company's ability to enter into acquisitions or investments which could enhance stockholder value. While the Board of Directors did not set any minimum level for such acquisitions or investments, it was desirous of having a sufficient amount of cash to be able to pursue one or more acquisition opportunities. For a description of the manner in which the Company is searching for acquisitions and the expected costs relating to such search, see "Operations of the Company after Closing."

                  (e) LACK OF FAIRNESS  OPINION.  The Board of Directors did not
            feel an  investment  banker's  opinion was  beneficial  or necessary given the Board of Directors' knowledge of the Company and its business, nor did the Board of Directors believe that obtaining such an opinion would be an appropriate use of corporate funds. The Board of Directors estimates the cost of such an opinion to be approximately $100,000. The Board of Directors determined that such expenditure was unnecessary because members of the Board of Directors have considerable experience in valuing businesses. Messrs. Barrett and Gardner are each Senior Vice Presidents of Janney Montgomery Scott Inc., an investment banking firm, with over 25 years' experience in corporate finance matters. Mr. Bartlett was employed as a commercial banking officer for over 25 years. Each of Messrs. Barrett, Gardner, Bartlett and Starbird serve on the boards of directors of other publicly held companies. Based on the Company's current operating performance and prospects, including the decline in such performance, and the Buyer's strong interest in acquiring the Assets, the Board of Directors felt that a significantly better price could not be obtained in the foreseeable future.

            During the course of its deliberations, the Board of Directors gave equal consideration to: (i) the terms and conditions of the Asset Purchase Agreement and related documentation and (ii) the historical and prospective operations of the Company, including, among other things, the current financial condition and future prospects of the Company. The Board of Directors believes that the current financial condition and future prospects of the Company are negatively impacted by (i) a decline in overall usage of the Transmedia Card at Participating Restaurants in California and (ii) continuing significant competition in the discount dining industry in California. In its deliberations, the Board of Directors also considered, to a lesser extent, the Company's efforts in trying to locate other suitable businesses.

            The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but is believed to include all material factors considered by the Board of Directors.

INTEREST OF COMPANY MANAGEMENT IN THE SALE OF ASSETS

            Stuart M. Pellman will resign as President and Chief Executive Officer of the Company on the Closing Date, and his employment agreement will also be terminated as of that date. However, he will remain a Director of the

Company and will continue to hold options previously granted to him under the 1992 Plan.

            Buyer  specifically  requested  that  Mr.  Pellman  continue  in the
Transmedia business. Mr. Pellman's employment agreement was due to expire on December 31, 1996. Mr. Pellman will become an executive officer of Buyer, and
Transmedia Restaurant Company, Inc., a wholly-owned subsidiary. His new employment arrangements, which will be for a term of two years, will include an annual base salary of $200,000, an annual bonus under Buyer's bonus plan for senior management, and stock options for 10,000 shares of Buyer's Common Stock.

            Herbert M. Gardner is a director and stockholder of the Company (see "Security Ownership"). Mr. Gardner is also a director of Buyer and the beneficial owner of 286,724 shares of Buyer's Common Stock (exclusive of shares held by Mr. Gardner's spouse individually or as custodian, as to which shares Mr. Gardner disclaims beneficial ownership).

            Members of the Board of Directors and their affiliates will not receive any fees in connection with the Sale of Assets. However, in connection with any future acquisition or business combination, fees may be paid to advisors to the Company including, but not limited to, investment bankers, which could include Janney Montgomery Scott Inc., of which Messrs. Gardner and Barrett are Senior Vice Presidents.

MISCELLANEOUS

            The Sale of Assets may impact the rights of holders of the Company's Common Stock. Although the Company will endeavor to deploy its net assets after the closing of the Sale of Assets to seek suitable investments and business combinations, there are no other investments and/or business combinations currently under consideration that the Board of Directors considers probable of consummation. The Company's stockholders may not have the opportunity to vote on acquisitions and/or business combinations of the Company that may hereafter be consummated. See "Unascertainable Risks and Broad Range of Potential Target Businesses; Uncertain Structure of Business Combination; Selection of Target Business by the Board of Directors."


                                 RISK FACTORS

            There are certain risks associated with the proposed transaction. Among the significant risks are the following:

1.    POSSIBLE DELISTING FROM NASDAQ.

            The Company's Common Stock and Warrants are currently listed for trading on the NASDAQ Small-Cap Market. Under the rules for continued listing in the NASDAQ System, a company is required to be engaged in an active business, to maintain at least $2,000,000 in total assets, two marketmakers, a public float of at least $200,000 and a minimum bid price of $1.00 per share, or if the share price criterion cannot be met, $2,000,000 in capital and surplus and a public float of $1,000,000. Once the Company sells substantially all of its assets, it may no longer meet the active business requirement. Upon notice of a deficiency in one or more of the maintenance requirements, the Company would be given 90 days (30 days in the case of the number of marketmakers) to comply with the maintenance standards. Failure of the Company to meet the maintenance requirements of NASDAQ could result in the Company's securities being delisted from NASDAQ with the result that the Company's securities would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc., which are generally considered to be less efficient markets.

            The Commission has also adopted regulations that define a "penny stock" to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. Such exceptions include the equity security of a company that has (1) net tangible assets in excess of $2,000,000 if the company has been in continuous operations for at least three years or (2) average revenues of at least $6,000,000 for the last three years. The Company believes that it falls within at least one of the exceptions. However, unless either of such exceptions is available, the regulations would require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market.

            In addition, if the Company's securities are deemed to be a penny stock, they would be subject to Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those persons which assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).

2.    LACK OF INDEPENDENT APPRAISAL BY INVESTMENT BANKER ENGAGED BY THE COMPANY.

            The  Company has not engaged an  investment  banker to evaluate  the fairness of the terms of the Asset Purchase Agreement. Accordingly, the Company is relying solely upon the judgment of the Board of Directors in assessing the fairness of the Asset Purchase Agreement. Although the members of the Board of Directors have substantial experience in evaluating transactions, the Board of Directors could be mistaken in its judgment. Each stockholder must evaluate all of the information contained herein concerning the transactions relating to the Asset Purchase Agreement based upon his/her individual investment objectives and concerns. Accordingly, each stockholder should consult with his/her own investment advisors and consultants in deciding whether to approve the Sale of Assets.

3. UNASCERTAINABLE RISKS AND BROAD RANGE OF POTENTIAL TARGET BUSINESSES; UNCERTAIN STRUCTURE OF BUSINESS COMBINATION; SELECTION OF TARGET BUSINESS BY THE BOARD OF DIRECTORS

            As the Company has not yet identified a prospective business (a "Target Business") with which it is likely to effectuate a merger, exchange of capital stock, stock or asset acquisition or other similar type of transaction (a "Business Combination"), stockholders have no basis on which to evaluate the possible merits or risks of a Target Business's operations. Although management of the Company will endeavor to evaluate the risks inherent in any particular Target Business, there can be no assurance that the Company will properly ascertain all such risks. See "Operation of the Company After Closing" for a detailed discussion of how the Board of Directors intends to select Target Businesses. Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. In many cases, stockholder approval will not be required to effect such a Business Combination. The fair market value of the Target Business will be determined by the Board of Directors of the Company. Therefore, the Board of Directors has significant discretion in determining whether a Target Business is suitable for a proposed Business Combination. Furthermore, the structure of a Business
Combination with a Target Business, which may take the form of a merger, exchange of capital stock or stock or asset acquisition, cannot be determined because, at the present time, no agreements, arrangements or understandings exist with respect to any such proposed Business Combination.

4.    INVESTMENT COMPANY ACT CONSIDERATIONS

            The regulatory scope of the Investment Company Act of 1940 ("Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its anticipated principal activities following the Sale of Assets will involve acquiring control of an operating company and, therefore, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, particularly during the period prior to a Business Combination. In the event the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, could have a material adverse effect on the Company.

5.    POSSIBLE NEED FOR ADDITIONAL FINANCING

            Although the Company  believes  that the net proceeds of the Sale of
Assets, along with its current cash and cash equivalents, will be sufficient to allow it to consummate a Business Combination, the Company cannot ascertain the capital requirements for any particular transaction. In the event that the Company's capital resources prove to be insufficient, either because of the size of the Business Combination or the depletion of the available proceeds in search of a Target Business, the Company will be required to seek additional financing. There can be no assurance that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Target Business candidate. In addition, in the event of the consummation of a Business Combination, the Company may require additional financing to fund the operations or growth of the Target Business. The failure by the Company to secure such additional financing could have a material adverse effect on the continued development or growth of the Target Business. None of the Company's officers, directors or stockholders is required to provide any financing to the Company in connection with or after a Business Combination.


                     SUMMARY OF THE ASSET PURCHASE AGREEMENT

            The following summary of the terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as Exhibit A (excluding schedules and exhibits).

PURCHASE PRICE

            The purchase price for the Assets is expected to be approximately $7.2 million, including (i) $4.75 million for the Transmedia Network franchise, payable at Closing in cash; (ii) the net book value of the Company's Rights to Receive inventory purchased from the restaurants in the Company's Franchise
Territory, which had a book value (net of reserves for bad debt) of approximately $2.4 million as of September 30, 1996, payable at Closing in cash; and (iii) the Company's furniture, fixtures, office equipment and certain other assets, having a book value of approximately $117,000, for $46,000.

ASSETS AND LIABILITIES TRANSFERRED

            The Company is selling the Franchise and its Rights to Receive (net of reserves and accounts payable relating to the Rights to Receive). The Company will also sell to Buyer its fixed assets, security deposits and certain other assets. Buyer will assume Company's accounts payable relating to the Rights to Receive and other outstanding liabilities relating to the Company's Rights to Receive, as well as its leases. The Company will retain cash and cash equivalents held by it which, at the Record Date, aggregated approximately $2.5 million. As of September 30, 1996, the Company's outstanding accounts payable relating to the Rights to Receive were approximately $349,000 and its capital leases were approximately $16,000. The Company will retain responsibility for any costs associated with terminating those employees who are not offered positions by Buyer. The Company believes that such severance costs will not be material.

REPRESENTATIONS AND WARRANTIES

            The Asset Purchase Agreement contains representations and warranties by the Company, including, without limitation, those relating to: (i) the absence of any material violation of law in connection with the Company's operations; (ii) the absence of undisclosed material litigation; and (iii) the ownership, transferability and condition of the Assets, including the Company's Rights to Receive.

CERTAIN COVENANTS PRIOR TO CLOSING

            The Company has agreed, prior to Closing, (i) to conduct its business in the ordinary course, including preserving the Assets; (ii) to comply promptly with legal requirements that may be imposed upon it in connection with its Sale of Assets; and (iii) to afford Buyer and its representatives access at all reasonable times to its businesses and properties for the purposes of investigation of the Company's business and the Assets.

CLOSING

            The Closing is scheduled to occur not later than the fifth business day after the Company's stockholders have approved the Asset Purchase Agreement, or at such other time as the parties may agree. The Asset Purchase Agreement may be terminated and abandoned by Buyer upon the happening of certain events including (i) a breach of any representation, warranty, covenant or agreement o the part of the Company set forth in the Asset Purchase Agreement; (ii) if the Company's stockholders do not approve the Asset Purchase Agreement; and (iii) if the Closing shall not have occurred on or before January 31, 1997.

NAME CHANGE

            Promptly after the Closing, the Company's name will change to The Western Systems Corp. The change is required to eliminate the word "Transmedia" from the Company's corporate name, as the Company will no longer be a Transmedia Network franchisee.

CONDITIONS TO CLOSING

            The obligations of the Company and the Buyer to cause the Asset Purchase Agreement to be consummated are subject to satisfaction of the following conditions, among others: (i) each of the parties' representations and warranties contained in the Asset Purchase Agreement shall be true and correct in all material respects; (ii) the parties shall have performed or complied in all material respects with all agreements and covenants required by the Asset Purchase Agreement to be performed or complied with by them on or prior to the Closing; (iii) the Sale of Assets shall have been approved by the Company's stockholders; (iv) no government action or injunction that would render the transactions contemplated by the Asset Purchase Agreement illegal or otherwise materially restrict consummation of such transactions; and (v) all required governmental consents, if any, shall have been obtained.

INDEMNIFICATION; LIMITATIONS ON LIABILITY

            The Company has agreed to indemnify Buyer against any and all liabilities, losses, costs and expenses (including legal expenses) resulting from or relating to (a) any misrepresentation or breach of any representation or warranty of the Company contained in the Asset Purchase Agreement or any other document delivered by or on behalf of the Company pursuant to the Asset Purchase Agreement; (b) any breach of any covenant, agreement or obligation of the Company contained in the Asset Purchase Agreement; (c) any debt, liability or obligation of the Company or any of its affiliates other than the liabilities assumed by Buyer; (d) the conduct of the business of the Company and its affiliates, and the ownership, use and operation of the Assets, on or prior to the Closing Date; and (e) any failure of the Company to comply with the provisions of the Uniform Commercial Code pertaining to bulk sales; and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification. The debts, liabilities or obligations of the Company referred to in (c) above will consist substantially of the accrued liabilities for operating expenses incurred in the ordinary course of business as recorded on the books of the Company as of the Closing Date and anticipated ongoing general and administrative expenses of approximately $20,000 per month. The Company's accrued liabilities were $138,276 and $96,681 as of the periods ended September 30, 1996 and December 31, 1995, respectively. Generally, the representations and warranties will survive Closing for six months except that representations and warranties relating to substantially all of the Rights to Receive will not survive the Closing. However, the Company will be obligated to reimburse Buyer the purchase price of the Rights to Receive relating to one group of participating restaurants if during the one-year period subsequent to Closing, such Rights to Receive are reasonably determined to be uncollectible or unrealizable. The purchase price of such Rights to Receive would have aggregated approximately $134,000 had the Sale of Assets been consummated on November 1, 1996 and is expected to decline in amount prior to Closing.

                            REGULATORY REQUIREMENTS

            To the best knowledge of the Company, there are no federal or state regulatory requirements which must be complied with, nor are there any such governmental consents or approvals that must be obtained in connection with the transactions contemplated by the Asset Purchase Agreement.


                             ACCOUNTING TREATMENT

            The transactions contemplated by the Asset Purchase Agreement will be accounted for as a sale of certain assets and a transfer of certain liabilities.

                        FEDERAL INCOME TAX CONSEQUENCES

TO STOCKHOLDERS

            In the opinion of the Company's tax counsel, Olshan Grundman Frome & Rosenzweig LLP, the Sale of Assets is not expected to have any Federal income tax consequences to the Company's stockholders.

            Except as discussed above, a Company stockholder will retain his cost or other basis in his Company shares, and a subsequent sale or other disposition of such shares, including a disposition of such shares in connection with any future acquisition or merger transaction by the Company (see "Operation of the Company After Closing"), could result in capital gain or loss to the stockholder if such transaction were to be a taxable event and not deemed to generate ordinary income, or might have no Federal income tax consequences to a stockholder if such subsequent transaction were to occur in the form of a tax-free reorganization. However, there is no such merger or acquisition transaction pending or proposed and no assurance whatsoever that any such transaction will occur in the future and, accordingly, the specific Federal income tax consequences of any such future transaction will be dependent on the circumstances of any such possible transaction and on future tax laws and regulations applicable thereto.

            If the Company is liquidated and distributes its net assets, such distribution would be a taxable transaction to the stockholder, and gain or loss would be realized by each stockholder equal to the difference between the assets received and the basis of the stock owned by each stockholder. The Company does not presently intend to liquidate and distribute its net assets. (See "Operation of the Company After the Closing.")

            The Federal income tax discussion set forth above is included for general information only. The tax consequences to stockholders may vary depending on the actions of the Company following consummation of the Sale of Assets. No information is provided herein as to state, local and foreign tax consequences to them of the Sale of Assets or as to subsequent actions of the Company.

TO THE COMPANY

            The Sale of Assets will result in a taxable gain of approximately $4.2 million to the Company. The Company will utilize available net operating loss carry-forwards for Federal and state purposes of approximately $1.7 million and $620,000, respectively, as of December 31, 1995. The Company will also receive the tax benefits of any losses incurred from continuing operations and public company overhead expenses and from any legal and accounting expenses in connection with the investigation of possible business combinations. The Company has reflected the resulting taxes due, which aggregate approximately $900,000, in the pro forma balance sheet.


                             SELECTED FINANCIAL DATA

            Set forth below is Selected Financial Data for the Company. The Selected Financial Data is derived from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, a copy of which is included with the Proxy Statement. The pro forma selected financial data has been derived from the pro forma financial statements included herein. The following tables should be read in conjunction with such reports.


HISTORICAL:                 For the Nine             For the Years Ended December 31,
-----------                 Months Ended   -------------------------------------------------------
                         September 30, 1996
                         ------------------
                                              1995        1994        1993       1992     1991
                                              ----        ----        ----       ----     ----
SELECTED INCOME STATEMENT DATA:
   Net Sales..............  $7,378,409     $11,368,903  $8,698,738   $926,852     $14,023   $      0

   Interest Income........     102,759         146,342      38,941     44,709      16,924        826

   Net Income (Loss)......    (182,847)         10,942    (280,994)  (924,733)   (741,882)   (52,187)

   Net Income (Loss)
     Per Common Share*....       $(.02)           $0.0       $(.04)     $(.16)      $(.24)     $(.16)

SELECTED BALANCE SHEET DATA:

Total Assets..............  $6,044,010      $6,203,976  $6,615,697 $4,017,551  $1,493,718   $145,250

Long Term Obligations.....      12,997          15,602       4,108      1,702      64,862          0

NET BOOK VALUE PER SHARE:

   Total Shareholders'
     Equity...............  $5,540,051      $5,722,898  $5,611,956 $3,723,920  $1,324,810    $79,375

   Weighted Average Number
     of Common Shares
     Outstanding..........   7,949,505       8,030,685   7,072,754  5,804,297   3,123,659    326,159

   Net Book Value Per Share      $0.70           $0.71      $0.79       $0.64       $0.42      $0.24



PRO FORMA:                               For the Nine Months       For the Year Ended
----------                             Ended September 30, 1996    December 31, 1995
                                       ------------------------    -----------------

SELECTED INCOME STATEMENT DATA:

   Net Sales.........................         $     0                   $     0

   Interest Income...................          102,759                  146,342

   Net Income (Loss).................          (22,241)                 (53,658)

   Net Income (Loss) Per Common Share*        $     -                   $  (.01)

NET BOOK VALUE PER SHARE:

   Total Shareholders' Equity........         $8,896,479

   Weighted Average Number of Common Shares
     Outstanding.....................         7,949,505

   Net Book Value Per Share..........           $1.12



   SELECTED BALANCE SHEET DATA:         At September 30, 1996
                                        ---------------------
   Total Assets......................        $9,925,755

   Long Term Obligations.............                --

-----------------
   *Based on a weighted average number of shares of Common Stock (as restated, see Note 8(a) of Notes to Financial Statements) outstanding: 8,030,685, 7,072,754, 5,804,297, 3,123,659, and 326,159 shares, respectively, at December
31, 1995, 1994, 1993, 1992 and 1991.


                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL INFORMATION

            Reference is made to Exhibit B of this Proxy Statement, which presents pro forma financial information regarding the Company.


                    OPERATION OF THE COMPANY AFTER CLOSING

            Upon the Closing, after giving effect to the Company's operating losses since January 1, 1996, collection of receivables and payment or reservation for its liabilities (including taxes), the Company will have net assets of approximately $8.8 million consisting almost exclusively of cash and cash equivalents, and will have no operating business. The Company anticipates ongoing general and administrative expenses of approximately $20,000 per month until it consummates a Business Combination and will also incur legal and accounting expenses in connection with any possible Business Combination.

            The Company's Board of Directors currently intends to seek to acquire, merge, consolidate, invest in transactions or otherwise combine with an operating business. The Company intends to enter into transactions which will use substantially all of the Company's available cash in one or two transactions and structure such transactions so that the current management of the target business will remain in place. There can be no assurance that the Company will be able to acquire or combine with or invest in any business, or that such business will be profitable. The Company will be relying on the Board of Directors to identify potential candidates. Messrs. Barrett and Gardner are each Senior Vice Presidents of Janney Montgomery Scott Inc., an investment banking firm, with over 25 years' experience in corporate finance matters. In such capacity they are exposed to companies which are interested in pursuing possible transactions with other entities. Mr. Bartlett was employed as a commercial banking officer for over 25 years. As of this time, no decision has been made to hire an investment banker to assist the Board of Directors. In addition, it is possible that members of the Board of Directors or their affiliates may receive fees in connection with any acquisition or business combination. Such fees, if any, will be on terms no less favorable to the Company than are paid to investment bankers generally.

            Pending an acquisition or business combination, the Company's cash will be invested as management of the Company deems prudent, which may include, but will not be limited to, certificates of deposit, mutual funds, money-market accounts, stocks, bonds or United States Government or municipal securities, provided, however, that the Company will attempt to invest the net proceeds in any manner which will not result in the Company being deemed to be an investment company under the Investment Company Act of 1940. In this regard, while the foregoing investments are intended to be temporary (i.e., for the period during which the Company is determining its future course of action), any such investments deemed by the Securities and Exchange Commission not to be temporary, may result in the Company being required to register as an investment company.

            While the Board of Directors currently believes that pursuing an acquisition or business combination is in the stockholders' best interest, it may subsequently decide to pursue other options available to the Company, such as investing the Company's cash in marketable securities or liquidating the Company. Such other options will only be considered if the Board of Directors determines that it cannot successfully invest in, acquire, merge, consolidate or otherwise combine with an operating business.

            In the event that the Company proposes to engage primarily in the business of investing or trading in securities, or otherwise its cash in investment securities having a value in excess of 40% of its total assets (exclusive of Government Securities, certificates of deposit and other cash items), the Company may be deemed an investment company and therefore may be required to register under and become subject to the Investment Company Act of 1940.


               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

            Lazar, Levine & Company LLP were the Company's independent auditors for the year ended December 31, 1995 and are the Company's independent auditors for the current fiscal year. The appointment of auditors is approved annually by the Board of Directors.

            Representatives of Lazar, Levine & Company LLP will be present at the Meeting and will be given an opportunity to respond to appropriate questions from stockholders.

                                  STOCK PRICE

            The Company's Common Stock was traded in the over-the-counter market in what is commonly referred to as the "pink sheets" or on the "OTC Bulletin Board" of the National Association of Securities Dealers, Inc. under the symbol "WTSM" from July 16, 1992 to December 22, 1993.

            The Company's Common Stock has been traded on NASDAQ under the symbol "WTSM" since December 23, 1993. The Company's Warrants are traded on NASDAQ under the symbol ("WTSMW").

            The following table sets forth the high and low bid prices on the OTC Bulletin Board and the high and low closing bid prices as reported on NASDAQ for the Company's Common Stock during the quarters indicated. The prices reported reflect inter-dealer quotations and may not represent actual transactions and do not include retail mark-ups, mark-downs or commissions.


Quarter Ended                                               High          Low
-------------                                               ----          ---

September 30, 1994....................................       4.25          3.25

December 31, 1994.....................................       3.875         3.00



March 31, 1995........................................       3.875         3.25

June 30, 1995.........................................       3.75          2.75

September 30, 1995....................................       2.75          1.375

December 31, 1995.....................................       2.50          1.00



March 31, 1996........................................       2.50          1.0

June 30, 1996.........................................       2.625         1.5

September 30, 1996....................................       2.185         1.125

October 1, 1996 through November 29, 1996.............       1.375          .875

            On July 12, 1996, the last trading day prior to the public announcement of the Sale of Assets, the last sale price for the Company's Common Stock was $1.875. On December 2, 1996, the last sale price for the Company's Common Stock was $1.00.

            At the record date, there were 397 record holders of the Company's Common Stock. The Company has not paid any cash dividends since it became publicly traded.

                  PROPOSAL II - THE AMENDMENTS TO THE 1992 PLAN

            The Board of Directors proposes that the stockholders approve the amendments to the 1992 Plan that would provide that in the event of a sale of all or substantially all of the Company's assets, each option outstanding thereunder would become exercisable in whole or in part, without regard to any vesting provisions or employment conditions that may be contained in the 1992 Plan or in any agreement with the optionee.

            Pursuant to the 1992 Plan, both incentive and non-qualified options were granted to key employees of the Company. As of the Record Date, options to purchase an aggregate of 664,000 shares of the Company's Common Stock were outstanding under the 1992 Plan, options to purchase 19,166 shares of Common Stock had been exercised and 86,000 shares were available for the grant of options under the 1992 Plan.

            Under the 1992 Plan as it presently exists, an optionee who leaves the Company's employ for reasons other than death or cause must exercise (or otherwise forfeit) outstanding options within three months after termination of employment. The Company does not intend to continue the employment of its present employees for any substantial period of time subsequent to Closing. The Board of Directors believes that the present employees of the Company have rendered substantially all of the services to the Company for which outstanding options were granted. It believes that in the context of the involuntary termination of employment occasioned by the Sale of Assets, it would be equitable to modify the terms of the 1992 Plan in the manner contemplated.

            Of the outstanding options to purchase 664,000 shares of the Company's Common Stock under the 1992 Plan as of the Record Date, options to purchase 429,828 shares are presently exercisable. Mr. Pellman holds presently exercisable options to purchase 187,499 of such shares.

            If approved by the stockholders, the second sentence of Section 6(d) shall be amended to read as follows: "Except as otherwise provided in Section 6(k), if a holder of an option shall voluntarily retire or quit his employment with the written consent of the Company or a Subsidiary, or if the employment of such holder shall have been terminated by the Company or a Subsidiary for reasons other than cause, such holder may (unless his option shall have previously expired pursuant to the provisions hereof) exercise his option at any time prior to the first to occur of the expiration of the original option period or three months after the termination of employment, to the extent of the number of Shares subject to such option that were purchasable by him on the date of termination of his employment." Also, a new Section 6(k) shall be added to the 1992 Plan to read as follows: "In the event of a sale of all or substantially all of the Company's assets, each outstanding option shall become exercisable in whole or in part, without regard to any vesting provisions or employment conditions that may be contained in this Plan or in any agreement with the optionee, and shall remain exercisable, in whole or in part, until it expires by its terms." In connection with such change, the last two sentences of Section 7 of the 1992 Plan will be deleted. A summation of the 1992 Plan is attached hereto as Exhibit C and is incorporated herein by reference.

            Under proposed regulations published by the Internal Revenue Service, the amendments to the 1992 Plan, insofar as it would extend the period during which a previously-granted incentive stock option may be exercised, would create a "modification" of such option, which term is defined as any change in the terms of the option that gives the employee additional benefits under the option. The effect of such a change is that a new option is deemed to have been granted, which in this case would result in the recharacterization of the previously-granted incentive stock options, following the effective date of the proposal, as nonqualified stock options.

            No taxable income would be recognized by an optionee as a consequence of such recharacterization. However, upon exercise of either any previously-granted nonqualified options or any options recharacterized as nonqualified options (as discussed above), the optionee would include in his taxable income for Federal income tax purposes the excess in value of the shares acquired upon such exercise over the exercise price. Thereafter, upon any subsequent sale or other taxable disposition of such shares, the holder will incur short-term or long-term gain or loss depending upon the holder's holding period for the shares and upon the subsequent appreciation or depreciation in their value. The Company will generally be entitled to a corresponding deduction at the same time that the optionee is required to include the value of the shares in his income.

            Prior to the effective date of the above-discussed modification of the previously-granted incentive stock options, in general, no taxable income for Federal income tax purposes will be recognized by an optionee upon exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the optionee does not dispose of the option shares before the expiration of the longer of (i) two years after the date of grant or
(ii) one year after the exercise of the incentive option, upon disposition, the optionee will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

            If, however, the optionee disposes of the shares acquired upon the exercise of the incentive stock option prior to the expiration of the required holding period, the optionee will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at the date of exercise and the exercise price or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the holder.

            The amount by which the fair market value of the shares acquired upon the exercise of an Incentive Option at the time of exercise exceeds the exercise price of an incentive stock option will be a tax preference item for purposes of the alternative maximum tax, which, in general, imposes a 26% tax rate on the initial $175,000 (and a 28% rate in excess of $175,000) of the excess of (i) an individual's taxable income plus certain tax preference items over (ii) $33,750 ($45,000 for joint returns) reduced by $.25 for each $1.00 by which the alternative minimum tax income exceeds $112,500 ($150,000 for joint returns). An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular Federal income tax.

            The foregoing outline is no more than a summary of the Federal income tax provisions relating to the options under the 1992 Plan and the sale of shares acquired thereunder. The Federal income tax laws and regulations are constantly being amended, and each optionee should rely upon his own tax counsel for advice concerning the applicable Federal income tax provisions.

            Upon approval of both Proposals I and II and the consummation of the Sale of Assets, any outstanding incentive stock option will automatically be converted, by operation of law, to a non-qualified option. If the Proposal to amend the 1992 plan is not approved, the outstanding options under the 1992 Plan will expire 90 days after the end of each optionee's employment. The Board of Directors will then issue non-qualified options outside of the 1992 Plan which are comparable to those issued under the 1992 Plan to all optionees holding outstanding options under the 1992 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL TO AMEND THE 1992 PLAN.



                           ------------------------

STOCKHOLDER PROPOSALS
---------------------

            Stockholder proposals in respect of matters to be acted upon at the Company's 1997 Annual Meeting of Stockholders should be received by the Company on or before January 10, 1997 in order that they may be considered for inclusion in the Company's proxy materials.



                       BY ORDER OF THE BOARD OF DIRECTORS



                              WILLIAM J. BARRETT, Secretary

San Francisco, California
December 6, 1996

                                    EXHIBIT A

                            ASSET PURCHASE AGREEMENT

                               PURCHASE AGREEMENT


                                 by and between


                      THE WESTERN TRANSMEDIA COMPANY, INC.

                                       AND

                             TRANSMEDIA NETWORK INC.



                      ------------------------------------


                          Dated as of November 15, 1996


                      ------------------------------------

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I    THE TRANSACTIONS...............................................2
    1.1      The Transactions...............................................2
    1.2      The Consideration..............................................3
    1.3      Closing........................................................5
    1.4      Further Assurances............................................10

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE SELLER..................12
    2.1      Organization; Power; Capital Stock, Etc.......................12
    2.2      No Conflict; Required Filings and Consents....................13
    2.3      Permits; Compliance...........................................14
    2.4      Title to Assets; Absence of Liens and Encumbrances; Defaults..15
    2.5      Absence of Litigation.........................................16
    2.6      Contracts; No Default; Etc....................................17
    2.7      Intellectual Property Rights..................................19
    2.8      Brokers.......................................................19
    2.9      No Material Misstatements or Misleading Statements............19


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............19
    3.1      Organization; Power; Etc......................................19
    3.2      No Conflict; Required Filings and Consents....................20
    3.3      Absence of Litigation.........................................21
    3.4      Brokers.......................................................21
    3.5      No Material Misstatements or Misleading Statements............21

ARTICLE IV   AGREEMENTS OF THE PARTIES.....................................22
    4.1      Ordinary Course of Business...................................22
    4.2      Purchaser's Actions...........................................23

ARTICLE V    ADDITIONAL AGREEMENTS.........................................24
    5.1      Preparation of  the Proxy Statement...........................24
    5.2      Change of Seller's Name.......................................24
    5.3      Meeting.......................................................24
    5.4      Legal Conditions to Transaction...............................24
    5.5      Taxes.........................................................25
    5.6      Confidentiality...............................................25
    5.7      Access to Information.........................................26

ARTICLE VI   CONDITIONS TO CLOSING.........................................27
    6.1      Conditions to the Obligations of the Purchaser................27

    6.2      Conditions to the Obligations of the Seller...................29

ARTICLE VII  TERMINATION...................................................31
    7.1      Termination...................................................31
    7.2      Effect of Termination.........................................31

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
             INDEMNIFICATION...............................................32
    8.1      Survival of Representations and Warranties....................32
    8.2      Seller's Indemnification Obligations..........................32
    8.3      Purchaser's Indemnification Obligations.......................34
    8.4      Claims for Indemnification; Defense of Indemnified  Claims;
             Limitations on Indemnification................................34
    8.5      Payments; Non-Exclusivity.....................................36
    8.6      Set-Off.......................................................36

ARTICLE IX   MISCELLANEOUS; GENERAL........................................36
    9.1      Fees and Expenses.............................................36
    9.2      Modification or Amendment.....................................36
    9.3      Waiver of Conditions..........................................37
    9.4      Counterparts..................................................37
    9.5      Governing Law; Forum; Consent to Jurisdiction.................37
    9.6      Notices.......................................................38
    9.7      Disclosure Letter and Exhibits; Entire Agreement..............39
    9.8      Assignment....................................................39
    9.9      Definition of "Affiliate".....................................40
    9.10     Titles and Captions...........................................40
    9.11     Severability..................................................40
    9.12     Publicity.....................................................41
    9.13     No Third Party Beneficiaries..................................41

EXHIBIT A    Assumed Leases
EXHIBIT B    Prepaid Expenses
EXHIBIT C    Assumed Liabilities re: Rights to Receive
EXHIBIT D    Form of General  Assignment  and Bill of Sale and  Agreement  of
             Assumption
EXHIBIT E    Form of FIRPTA Affidavit
EXHIBIT F    Form of Franchise Termination Agreement
EXHIBIT G    Form of Olshan Grundman Frome & Rosenzweig LLP Legal Opinion

                               PURCHASE AGREEMENT

                  PURCHASE AGREEMENT dated as of November 15, 1996, between The Western Transmedia Company, Inc., a Delaware corporation (the "Seller") and Transmedia Network Inc., a Delaware corporation (the "Purchaser").

                                 R E C I T A L S

                  WHEREAS, Seller wishes to sell certain of its assets to the Purchaser and the Purchaser wishes to purchase such assets from the Seller all upon the terms set forth herein; and

                  WHEREAS, the Seller has entered into a franchise agreement with the Purchaser (the "Franchise Agreement") pursuant to which the Seller has the exclusive right (the "Franchise") to acquire "Rights to Receive" from participating restaurants and other establishments located in the States of California, Oregon, Washington and parts of Nevada that accept The Transmedia Card and to sell such "Rights to Receive" to holders of The Transmedia Card, and the Seller and the Purchaser wish to terminate the Franchise and the Franchise Agreement upon the terms set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties agree as follows:

                                    ARTICLE I

                                THE TRANSACTIONS

                   1.1 THE TRANSACTIONS. On the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined):

                       (a) the Purchaser shall purchase from the Seller, and the Seller shall sell, assign, transfer and convey to the Purchaser, the following assets, properties and rights existing on the Closing Date, as hereinafter defined (collectively, the "Assets"):

                           (i)  all  of  the   Seller's   "Rights  to   Receive"
consisting of the food and beverage credits of the Seller and its affiliates at, and any loans or advances of the Seller and its affiliates to, restaurants and other establishments that participate in the network of such establishments that accept The Transmedia Card and any and all agreements, contracts, guarantees, instruments, security agreements and other documents evidencing or securing, and any collateral and security interests securing, such credits, loans and advances (collectively, the "Rights to Receive");

                           (ii)  all of the  Seller's  furniture,  fixtures  and
equipment (the "Furniture, Fixtures and Equipment"), including, without limitation, all POS terminals purchased from the Purchaser and all computer and automatic machinery software and programs and disks, program documentation, tapes, manuals and other related materials;

                           (iii) leases for the real estate and equipment listed
on Exhibit A hereto, including all security deposits deposited by or on behalf of the Seller as lessee or sublessee, or held by or on behalf of the Seller as lessor or sublessor, under such leases (the "Assumed Leases");

                           (iv) the Seller's  prepaid  expenses and items listed
in Exhibit B hereto (the "Prepaid Expenses"); and

                           (v) all rights of the Seller  and its  affiliates  in
any intellectual property (the "Intellectual Property") relating to the business conducted by the Seller and its affiliates pursuant to the Franchise Agreement, including any patents, trademarks, service marks, trade names, slogans, trade secrets, advertising and promotional materials, and copyrights (and any applications to register and licenses to use any of the foregoing); and

                       (b) the Seller and the Purchaser shall terminate the Franchise Agreement, the Franchise and any associated rights and licenses with immediate effect.

                   1.2 THE CONSIDERATION.

                       (a) At the Closing, the Purchaser shall pay to the Seller, by certified check or wire transfer of immediately available funds to an account at such bank in the United States as the Seller shall specify in writing to the Purchaser at least two business days prior to the Closing Date, as consideration:

                            (i) for the Rights to  Receive,  an amount  equal to
the  excess  of the gross  amount of the  Rights to  Receive  (as  specified  on
Schedule 1.2(i) of the Seller Disclosure Letter (as hereinafter defined)), over the amount equal to the sum of (1) the Rights to Receive which the Seller has determined are uncollectible or unrealizable (as specified on Schedule 1.2(ii) of the Seller Disclosure Letter); (2) $70,000, which is the amount currently reserved by the Seller in its accounting records for uncollectible or unrealizable Rights to Receive (the "Reserve Amount"); and (3) any accounts payable in respect of the Rights to

Receive being assumed by the Purchaser (as specified on Schedule 1.2(iii) of the Seller Disclosure Letter);

                            (ii) for the Franchise Agreement,  the Franchise and
the Intellectual Property (if any), the sum of $4,750,000;

                            (iii) for the  Furniture,  Fixtures  and  Equipment,
(including the POS terminals) the sum of $28,500;

                            (iv) for the Prepaid  Expenses,  the amount shown on
Exhibit B; and

                            (v)  $8,865  (which is the  amount  of the  security
deposits under the Assumed Leases for the real property).

                       (b) As further consideration for the Assets, the Purchaser shall assume and perform the following contractual liabilities and obligations (the "Assumed Liabilities") of the Seller: (i) the Seller's liabilities and obligations under the Assumed Leases to the extent such obligations arise and are to be performed after the Closing Date (but not any liability or obligation for any breach or default (by the Seller), or penalty arising out of the use or occupancy of the subject premises or equipment, or any rent, additional rent, tax or expense due with respect to any period ending on or prior to the Closing Date) and (ii) the Seller's liabilities and obligations, disclosed in Exhibit C hereto, arising under any of the agreements, contracts, guarantees, instruments, security agreements and other documents evidencing or securing the Rights to Receive, including agreements obligating participating restaurants in the Franchise territory to sell Rights to Receive to the Seller (but not any liability or obligation for any breach or default (by the Seller) or penalty under such agreement, contract, guaranty, instrument or security agreement). The Purchaser is not assuming and shall not be obligated to pay, perform or discharge, and the Seller shall indemnify the Purchaser and its affiliates against, any other liability or obligation of the Seller or any of its affiliates arising out of the conduct of their business, the ownership or use of the Assets and the occupancy or use of the premises and equipment subject to the Assumed Leases on or prior to the Closing Date. The Purchaser has not agreed to hire or extend any offer of employment to any employee of the Seller or any of its affiliates other than Stuart M. Pellman.

                       (c) FORM 8594. The Purchaser and the Seller shall agree upon the allocation of consideration to the Assets for tax purposes. The Purchaser and the Seller shall each file the Asset Acquisition Statement on IRS Form 8594 by the due date of their respective income tax returns for the taxable year that includes the Closing Date and otherwise report the sale and purchase of the Assets for all tax purposes in accordance with such allocation and consistent with one another.

                   1.3 CLOSING.

                       (a) DATE AND PLACE. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, commencing at 10:00 a.m. local time, on the fifth business day following the date on which the last of the conditions set forth herein in Article VI hereof shall be fulfilled or waived in accordance with this Agreement, or at such other place and time as the parties may agree in writing. The "Closing Date" shall be the date on which the Closing occurs.

                       (b) TRANSFER, ASSUMPTION AND PURCHASE.

                           (i) On the  Closing  Date,  the Seller  will  convey,
transfer, assign and deliver to the Purchaser (or its designees), and put the Purchaser (or its designees) in full possession and quiet enjoyment of the Assets. In furtherance thereof, the Seller shall deliver to the Purchaser (or its designees):

                               (1) a general  assignment and bill of sale in the
form of Exhibit D hereto;

                               (2) such  other  specific  assignments,  bills of
sale and forms of transfer to such of the Assets, and in such form, as the Purchaser may reasonably request;

                               (3) an assignment  of each of the Assumed  Leases
and of any other agreement, contract or arrangement to be assumed by the Purchaser (or its designees), in form and substance satisfactory to the Purchaser and indemnifying, defending and holding harmless the Purchaser from and against all claims, actions, proceedings, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees) imposed upon or incurred by the Purchaser by reason of the Seller's failure to perform the obligations under the Assumed Leases or such other agreements, contracts or arrangements prior to the Closing, with any necessary or appropriate executed consents of lessors or other persons attached and any related transfer tax forms;

                               (4) a FIRPTA  affidavit  in the form of Exhibit E
hereto; and

                               (5) such other assignments, financing statements,
instruments or other documents as the Purchaser may reasonably request. In addition, the Seller shall use its best efforts to obtain an estoppel certificate from each of the landlords under the

Assumed Leases in form and substance satisfactory to the Purchaser, dated not more than ten (10) days prior to the Closing Date, but the receipt of such certificate shall not be a condition of Closing.

                           (ii) On the Closing Date, the Purchaser shall execute
and deliver to the Seller an assumption agreement substantially in the form of Exhibit D hereto whereby the Purchaser shall agree to assume the Assumed Liabilities.

                           (iii)  From and after  the  Closing  Date,  except as
provided in Section 1.3(e), the Purchaser, in the name of the Seller but on behalf of and for the benefit of the Purchaser, may at its own cost or expense collect, assert or enforce any claim, right or title of any kind in, with respect to or to any of the Assets (including, without limitation, instituting and prosecuting any proceedings in connection therewith), or defend or compromise any and all claims, actions, suits or proceedings in respect of any of the Assets, and otherwise to do all such acts and things in relation to the Assets as the Purchaser shall deem advisable (including, without limitation, asserting any rights under any Assets or performing or accepting performance under any agreements), and the Purchaser shall retain for its own account any amounts collected pursuant to the foregoing, including any sums payable as interest in respect thereof.

                       (c) REAL PROPERTY. At the Closing, the Purchaser and the Seller will apportion the amount of any fixed and additional rent, real estate taxes, and utility expenses, including, without limitation, expenses for gas, electricity, telephone and water, with respect to the real property subject to the Assumed Leases for the month or other relevant period during which the Closing occurs.

                       (d) POST-CLOSING ADJUSTMENT. As soon as practicable, but in any event within 60 days after the Closing Date, the Purchaser shall cause to be prepared, without audit, as of the Closing Date a statement of the Prepaid Expenses (the "Final Statement of Prepaid Expenses") and a statement of the Rights to Receive (the "Final Statement of the Rights to Receive", and together with the Final Statement of Prepaid Expenses, the "Final Statements").

                           The Final  Statement  of Prepaid  Expenses  shall set
forth as of the Closing Date the amount of the Prepaid Expenses.

                           The Final  Statement  of Rights to Receive  shall set
forth as of the Closing Date the value of the Rights to Receive determined as follows: the gross amount of the Rights to Receive as of the Closing Date, less the sum of (i) the amount of specifically identified unrealizable or uncollectible accounts set forth in Schedule 1.2(ii) as of the date of this Agreement, (ii) the Reserve Amount, (iii) any accounts payable in respect of the Rights to Receive being assumed by the Purchaser and (iv) the amount of any Rights to Receive (not reflected on Schedule 1.2(ii)) which prior to the Closing Date became unrealizable or uncollectible (but excluding any Right to Receive in excess of $10,000 that is acquired by the Seller after the date hereof and prior to the Closing Date with the consent of the Purchaser). The Final Statement of the Rights to Receive shall specifically identify the value of each of the Rights to Receive designated on Schedule 1.3(e) of the Seller's Disclosure Letter (which shall be the amount paid for such Rights to Receive for purposes of Section 1.3(e)). In the event any of such Rights to Receive designated on
Schedule 1.3(e) become unrealizable or uncollectible between the date hereof and the Closing Date, the provisions of Section 1.3(e) shall apply with respect thereto.

                           The Purchaser  shall furnish the Final  Statements to
the Seller. Upon receipt by the Seller of the Final Statements, the Seller shall be permitted during the ten (10) day period following such receipt (the "Review Period") to review the Prepaid Expenses and the Rights to Receive and deliver a written statement to the Purchaser of any objection it has to the Final Statements. If no such statement of objection is delivered to the Purchaser by the Seller within the Review Period, the Prepaid Expenses and the Rights to Receive shall be that set forth in the Final Statement. If, however, the Seller delivers such a statement of objection to the Purchaser, then the Seller and the Purchaser shall attempt to resolve the objections contained therein. Failing their agreement, such objections shall be resolved by a firm of independent certified public accountants, mutually acceptable to the Seller and Purchaser, whose determination as to each of the Final Statements shall be conclusive and binding upon the parties. The fees and expenses of such independent certified public accountants shall be borne equally by the Seller and Purchaser. The Seller and the Purchaser each agree that the San Francisco office of the accounting firms of Ernst & Young LLP and Deloitte & Touche LLP are mutually acceptable independent certified public accountants to resolve any objections hereunder.

                           If the  aggregate  value of the Prepaid  Expenses and
the Rights to Receive as of the Closing Date as determined in accordance with this Section 1.3(d) is (i) greater than the amounts paid the Seller by the Purchaser pursuant to Sections 1.2(a)(i) and 1.2(a)(iv), then the Purchaser shall pay the Seller the amount of the difference, or (ii) less than the amount paid the Seller by the Purchaser pursuant to Sections 1.2(a)(i) and 1.2(a)(iv), then the Seller shall promptly pay the Purchaser the amount of the difference. Any such payment shall be made within five (5) business days after the determination of the value of the Prepaid Expenses and the Rights to Receive from the Final Statements.

                       (e) OTHER ADJUSTMENTS. If any of the Rights to Receive which are designated on Schedule 1.3(e) of the Seller's Disclosure Letter become uncollectible or unrealizable within twelve (12) months after the Closing Date, the Seller shall refund to the Purchaser the full amount paid for such Rights to Receive at the Closing less the amount, if any, the Purchaser has collected on such Rights to Receive, and such Rights to Receive shall be reassigned to the Seller.

                       (f) DETERMINATION OF UNCOLLECTIBLE OR UNREALIZABLE RIGHTS TO RECEIVE. For purposes of Sections 1.2(a)(i), 1.3(d) and 1.3(e) hereof, Rights to Receive shall be deemed to be uncollectible or unrealizable if (i) the counterparty thereto does not accept The Transmedia Card, (ii) the counterparty thereto ceases business operations or (iii) the counterparty thereto seeks to take advantage of, or any involuntary action is taken with respect to it under, any bankruptcy, insolvency or other law for the relief of debtors. In addition, for purposes of Section 1.3(e) only, Rights to Receive shall also be deemed to be uncollectible or unrealizable if the value of Rights to Receive previously purchased from the counterparty thereto and in any 60-day period sold to holders of The Transmedia Card is less than 50% of the product of (x) the value of such Rights to Receive sold to holders of The Transmedia Card during the one-year period immediately preceding the Closing Date and (y) .164383561.

                   1.4 FURTHER ASSURANCES.

                       (a) On the Closing Date and from time to time thereafter, the Seller shall take all actions that may be required to put the Purchaser in the position to take actual possession and control of all of the Assets. The Seller and its affiliates shall on the Closing Date and thereafter from time to time execute and deliver at the request of the Purchaser all such further assignments, instruments, financing statements, licenses, applications and any other documents which the Purchaser may reasonably request, in form and substance reasonably satisfactory to the Purchaser and its counsel, in order to effectuate the sale and transfer of the Assets to the Purchaser as contemplated by this Agreement and to terminate the Franchise and the Franchise Agreement.

                       (b) From the date hereof, the Seller agrees to use its best efforts to obtain any required or appropriate consent of any third party to the transactions contemplated hereby. To the extent that the full benefit of any of the Assumed Leases or any of the other Assets to be assigned, sold and conveyed to the Purchaser (or its designees) or any of the Assumed Liabilities to be assumed by the Purchaser (or its designees) hereunder, cannot be obtained for the Purchaser or its designees without the consent of a third party or without giving rise to an event of default or a right of cancellation or acceleration in favor of a third party, and despite the best efforts of the Seller to obtain such consent of the other party or parties on or before the Closing Date, such consent is not obtained by such date, any such Assets, Assumed Leases or Assumed Liabilities shall be deemed to be excluded from the Assets, the Assumed Leases or the Assumed Liabilities, as the case may be, hereunder and the Seller agrees to cooperate with the Purchaser or its designees in any reasonable arrangements, at the Seller's expense (other than filing fees for the Financing Statements, as hereinafter defined, which shall be borne by the Purchaser up to the first $5,000, and shared equally by the Purchaser and the Seller to the extent they exceed the first $5,000), designed to obtain such consent and to provide for the Purchaser or its designees the benefits under any such Assets, Assumed Leases or Assumed Liabilities, including enforcement for the account of the Purchaser or its designees after the Closing Date of any and all rights of the Seller against the other party thereto arising out of the breach, cancellation or acceleration thereof by such other party or otherwise.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                   The Seller represents, warrants and covenants to the Purchaser that, except as disclosed in a letter (the "Seller Disclosure Letter") delivered by the Seller to the Purchaser at the date of this Agreement containing schedules (the "Schedules") specifically referencing the particular representations and warranties to which such Schedules relate:

                   2.1 ORGANIZATION; POWER; CAPITAL STOCK, ETC.

                       (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Seller and no other corporate proceedings, other than the approval of the transactions contemplated by this Agreement and of the Charter Amendment (as hereinafter defined) by the holders of a majority of the outstanding common stock of the Seller (the "Stockholder Approval"), are necessary to authorize this Agreement or the consummation of the transactions contemplated by this

Agreement. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Purchaser, constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

                       (b) As of the record date of the meeting of the Seller's stockholders to be held pursuant to Section 5.3 hereof, the authorized and outstanding capital stock of the Seller consists of 25,000,000 shares of Common Stock, par value $.60 per share, of which 7,903,421 shares are outstanding, and 2,000,000 shares of Preferred Stock, par value $.10 per share, none of which are outstanding; and a total of 2,783,821 shares of Common Stock are reserved for issuance upon outstanding options, warrants, conversion and other rights.

                   2.2 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                       (a) The execution, delivery and performance of this Agreement by the Seller do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Seller; (ii) conflict with or violate any federal, state, local or foreign laws, rules, ordinances, regulations, licenses, judgments, orders or decrees (collectively "Laws") applicable to the Seller or the Assets or by which the Seller or any of its properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other persons any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Seller (including the Assets) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, mortgage, license, permit, franchise or other instrument or obligation to which the Seller is a party or by which the Seller or any of its properties is bound or affected, the result of which conflict, breach or default would be material and adverse to the business, properties, condition (financial or otherwise) or results of operations of the Seller, or to any of the Assets, the Assumed Leases or the Assumed Liabilities (a "Material Adverse Effect") or any thereof.

                       (b)  The  execution,  delivery  and  performance  of this
Agreement by the Seller and the consummation by it of the transactions contemplated hereby do not require the Seller or any of its affiliates to receive any consent, approval, authorization or permit from, or make any filing with or notification to, any governmental authority or court or any other person, except for the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Seller's stockholders to be held in connection with the transactions contemplated hereby and the Charter Amendment (the "Proxy Statement").

                   2.3 PERMITS; COMPLIANCE. The Seller and its affiliates are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for it to own the Assets or to carry on its business pursuant to the Franchise Agreement as it is now being conducted (the "Seller Permits"), except for those Seller Permits the failure of which to obtain or maintain would not result in a Material Adverse Effect, and no suspension, revocation or cancellation of any such Seller Permits is pending, or to the knowledge of the Seller, threatened. All such Seller Permits are listed on Schedule 2.3 of the Seller's Disclosure Letter. The Seller and its affiliates have not operated such business in conflict with, or in default or violation of, (i) any Law applicable to it or by which it or any of its properties is bound or affected or (ii) any of the Seller Permits (except in either case for any such conflicts, defaults or violations which would not have a Material Adverse Effect), and the Seller has not received any notice to that effect. Anything in the foregoing representation and warranty to the contrary notwithstanding, no representation or warranty is made as to compliance by the Seller with laws relating to the extension of credit, the protection of consumers or the billing or reporting of transactions under The Transmedia Card, or the possession by the Seller of franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders that may be required with respect thereto.

                   2.4 TITLE TO ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES; DEFAULTS. The Seller has good, valid and marketable title to, and full right to sell, assign and convey, all of the Assets, and at the Closing will convey the Assets to the Purchaser, free and clear of any liens, charges and encumbrances of any kind whatsoever, including any rights of first refusal, set-off, reduction and counterclaim, but excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof and which are not material in amount individually or in the aggregate; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or others which are not yet delinquent or are being contested in good faith by appropriate proceedings and which are not material in amount individually or in the aggregate; (iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (v) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect. The Assumed Leases and the Assumed Liabilities are in full force and effect and are valid, binding and enforceable in accordance with their respective terms and there exists no material default on the part of the Seller in the performance of its covenants and obligations under any of the Assumed Leases or the Assumed Liabilities. No party to any Assumed Lease or any Assumed Liability has given written notice of or made a written claim with respect to, and the Seller is not otherwise aware of, any breach or default or any event which with notice or lapse of time or both would constitute a breach or default by any party under any of the Assumed Leases or the Assumed Liabilities. To the knowledge of the Seller, none of the properties covered by any Assumed Lease is subject to any sublease, license or other agreement granting to any person (other than the Seller) any right to use, occupy or enjoy such property or any portion thereof. Correct and complete copies of the Assumed Leases, together with any letters or agreements amendatory thereto, have heretofore been provided to the Purchaser by the Seller. Each item of personal property to be included among the Assets (with a book value of $1,000 or more) is in good and useable condition, ordinary wear and tear excepted.

                   2.5 ABSENCE OF LITIGATION.

                       (a) There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind involving the Seller (or any affiliate of the Seller) and any of the Assets, the Franchise, the Franchise Agreement or the business conducted by the Seller pursuant to the Franchise Agreement, at law or in equity (including actions or proceedings seeking injunctive relief), which are pending or, to the knowledge of the Seller, are threatened. There is no action pending, or to the knowledge of the Seller, threatened, seeking to enjoin or restrain or otherwise make it imprudent to consummate any of the transactions contemplated by this Agreement.

                       (b) Neither the Seller nor any of its affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement, or, to the knowledge of the Seller, continuing investigation by, any governmental authority, or any judgment, order, writ, injunction, decree or award of any governmental authority, or any arbitrator, including, without limitation, cease-and-desist or other orders, which relates to any of the Assets, the Franchise, the Franchise Agreement or the business conducted by the Seller and its affiliates pursuant to the Franchise Agreement.

                   2.6 CONTRACTS; NO DEFAULT; ETC.

                       (a) Schedule 2.6(a) of the Seller's Disclosure Letter sets forth a list of each agreement, contract, guarantee, instrument, security agreement or other document included among the Assets (collectively the "Seller Contracts") and any and all financing statements and filings made by or on behalf of the Seller to perfect any security interest or liens securing any Rights to Receive or loans or advances or any of the other Assets by the Seller (the "Financing Statements"). Correct and complete copies of all written Seller Contracts, together with all amendments, supplements and side letters thereto, have been delivered to the Purchaser or made available to the Purchaser for its review and the material terms of all oral Seller Contracts, if any, have been disclosed to the Purchaser.

                       (b) Each Seller Contract and any liens or security interests securing any Rights to Receive or loans or advances, are valid, subsisting and enforceable, save only that such enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding at law or in equity). There is no material default (or any event known to the Seller which, with the giving of notice or lapse of time or both, would be a material default) by the Seller or, to the knowledge of the Seller, any other party, in the timely performance of any obligation to be performed or paid under any Seller Contract, which default would reasonably be anticipated to have a Material Adverse Effect. The Seller has not received any written notice of a filing or proposed filing under any bankruptcy, insolvency or other law for the relief of debtors by any restaurant or other establishment whose Rights to Receive or loans or advances are included among the Assets. The Seller has not agreed to modify, extend, impair, reduce, compromise or cancel any such Rights to Receive, loans or advances.

                       (c) No restaurant or other establishment from which the Seller or any of its affiliates has purchased any Rights to Receive or to which the Seller or any of its affiliates has loaned or advanced moneys, has notified the Seller in writing that it has canceled, not renewed or otherwise terminated, or will cancel, not renew or otherwise terminate, its relationship with the Seller or its agreement to accept The Transmedia Card.

                       (d)  The  Reserve  Amount,   which  is  the  reserve  for
unrealizable or uncollectible Rights to Receive recorded in the accounting records of the Seller, is fairly estimated and is calculated on a basis consistent with that used in the preparation of the audited financial statements of the Seller included in the Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                  2.7 INTELLECTUAL PROPERTY RIGHTS. Except for the rights granted to the Seller under the Franchise Agreement, neither the Seller nor any of its affiliates owns, licenses or uses any Intellectual Property. Schedule 2.7 of the Seller Disclosure Letter lists each assumed name and trade name under which the Seller has done business pursuant to the Franchise Agreement.

                  2.8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any of its affiliates.

                  2.9 NO MATERIAL MISSTATEMENTS OR MISLEADING STATEMENTS. No representation or warranty by the Seller contained in or made pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                   The Purchaser hereby represents and warrants to the Seller that:

                   3.1 ORGANIZATION; POWER; ETC. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Seller, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

                   3.2 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                       (a) The execution and delivery of this Agreement by the Purchaser does not, and the performance hereof by it will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Purchaser, (ii) conflict with or violate any Laws applicable to the Purchaser or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Purchaser pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or affected, the result of which conflict, breach or default would be material or adverse to the business, properties, condition (financial or otherwise) or results of operations of the Purchaser.

                       (b) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby do not require the Purchaser to receive any consent, approval, authorization or permit from, or make filing with or notification to, any governmental authority or any other person.

                   3.3 ABSENCE OF LITIGATION.

                       (a) There is no action pending, or to the knowledge of the Purchaser, threatened, seeking to enjoin or restrain or otherwise make it imprudent to consummate any of the transactions contemplated by this Agreement.

                       (b) Neither the Purchaser nor any of its affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement, or, to the knowledge of the Purchaser, continuing investigation by, any governmental authority, or any judgment, order, writ, injunction, decree or award of any governmental authority, or any arbitrator, including, without limitation, cease-and-desist or other orders, which relates to the acquisition of the Assets by the Purchaser.

                   3.4 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any of its affiliates.

                   3.5 NO MATERIAL MISSTATEMENTS OR MISLEADING STATEMENTS. No representation or warranty by the Purchaser contained in or made pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                            AGREEMENTS OF THE PARTIES

                   4.1 ORDINARY COURSE OF BUSINESS. Prior to the Closing Date, and except as otherwise expressly contemplated by this Agreement, or approved in writing by the Purchaser, the Seller covenants and agrees that:

                       (a) The Seller and its affiliates will carry on their business pursuant to the Franchise Agreement in the ordinary course substantially in the manner carried on as of the date hereof, and will not engage in any activity or transaction or enter into any agreement or commitment other than in the ordinary course of its business as heretofore conducted; provided, however, that the Purchaser acknowledges that with its acquiescence, the Seller has ceased the activities required of it in order to expand its operations into Washington, Oregon and Nevada;

                       (b) The Seller and its affiliates will use their reasonable best efforts to preserve their business organization intact, to keep available the services of their employees and to preserve for the Purchaser the Seller's relationships with restaurants and other establishments that accept The Transmedia Card, with holders of The Transmedia Card and with others having business relationships with the Seller and its affiliates; provided, however, that the Seller (i) makes no representation that any of its employees will become an employee of the Purchaser; and (ii) shall not be obligated to make any material capital or out of the normal course expenditures prior to the Closing to comply with this covenant;

                       (c) The Seller shall not, without the consent of the Purchaser, acquire any Rights to Receive from any one counterparty or group of affiliated counterparties in excess of $10,000;

                       (d) Neither the Seller nor any of its affiliates will modify, impair, reduce, compromise or cancel any material Asset or any material amount of the Assets or, without the Purchaser's prior written consent, amend, modify, terminate or extend any of the Assumed Leases or the Assumed Liabilities;

                       (e) Without limiting the foregoing, the Seller will consult with the Purchaser regarding all material developments, transactions and proposals relating to the business of the Seller and its affiliates conducted pursuant to the Franchise Agreement and the Assets;

                       (f) Neither the Seller nor any of its affiliates will sell, assign, transfer, or otherwise dispose of any material Asset or material amount of the Assets, or subject any material Asset or material amount of the Assets to any liens, pledges, restrictions, encumbrances or claims;

                       (g) The Seller will maintain all the tangible Assets in their current condition, ordinary wear and tear excepted, and make all ordinary and necessary repairs to the Assets; and

                       (h) The Seller will not take, or agree to commit to take, or permit any of its affiliates to take, any action that would make any representation or warranty of the Seller contained herein inaccurate in any material respect.

                   4.2 PURCHASER'S ACTIONS. The Purchaser will not take, or agree to commit to take, or permit any of its affiliates to take, any action that would make any representation or warranty of the Purchaser contained herein inaccurate in any respect.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                   5.1 PREPARATION OF THE PROXY STATEMENT. The Seller shall promptly prepare and submit to the SEC the Proxy Statement in preliminary form, a copy of which will be furnished to counsel to the Purchaser, and promptly respond to any SEC comments received in respect of such Proxy Statement.

                   5.2 CHANGE OF SELLER'S NAME. Subject to the approval of its stockholders, the Seller shall promptly prepare and file a Certificate of Amendment of its Certificate of Incorporation (the "Charter Amendment") for the purpose of changing its corporate name to a name not containing the word "Transmedia" or any derivative of "Transmedia," or any other trademark, service mark, trade name or slogan of the Purchaser.

                   5.3 MEETING. The Seller shall call a meeting of its stockholders to be held as promptly as practicable consistent with the requirements of the Securities Laws and the Delaware General Corporation Law for the purpose of voting upon the transactions contemplated in this Agreement and the Charter Amendment. The Seller will, through its Board of Directors, subject to their fiduciary duties to the stockholders of the Seller under applicable law, recommend to the stockholders of the Seller approval of such transactions and the Charter Amendment.

                   5.4 LEGAL CONDITIONS TO TRANSACTION. Each of the parties will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the transactions contemplated hereby and in connection with required approvals of or filings with any other governmental authorities and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective affiliates. The Seller will take all reasonable actions necessary to obtain (and the Purchaser will cooperate with the Seller in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority or other public or private third party required to be obtained or made by the Seller in connection with the transactions contemplated by this Agreement. By the Closing Date, the Seller shall use its best efforts to obtain and deliver to the
Purchaser: (i) all necessary consents to the assignment to the Purchaser of the Assets and the assumption of the Assumed Leases, and any other agreements, contracts and arrangements to be assumed by the Purchaser or its designees, and
(ii) any other consents that the Purchaser may reasonably require. All such consents shall be in form and substance reasonably satisfactory to the Purchaser and its counsel.

                   5.5 TAXES. The Seller shall pay all sales and other transfer taxes arising as a result of the transfer of the Assets pursuant to this Agreement. The Purchaser shall pay the costs of amending the Financing
Statements and assigning the security interests evidenced thereby up to the first $5,000, and the Purchaser and the Seller shall share such costs to the extent they exceed the first $5,000.

                   5.6 CONFIDENTIALITY.

                       (a) The Seller and its affiliates will hold and keep confidential and will not disclose or use (i) any information provided to them or any of their representatives by or on behalf of the Purchaser or any of its affiliates in connection with the transactions contemplated hereby; and (ii) after the Closing, any confidential or proprietary information regarding any of the Assets, the Franchise, the Franchise Agreement, the business conducted pursuant to the Franchise Agreement or the Assumed Liabilities or the Assumed Leases or any confidential or proprietary information relating to the business of the Purchaser; provided, that this Section 5.6 shall not apply to (1) information which is publicly available at the time of disclosure (through no act of the Seller or any of its affiliates); or (2) disclosures which are required to be made by the Seller or any of its affiliates under legal process or by applicable laws or regulations, or which are requested by the Purchaser or any of its affiliates.

                       (b) The Seller agrees that damages may be an inadequate remedy for any breach of the terms or provisions of this Section 5.6 and that the Purchaser shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any of such term or provision.

                       (c) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Purchaser or any of its affiliates with any broader, further or other remedy or protection than that provided herein.

                   5.7 ACCESS TO INFORMATION. Upon reasonable notice provided that there is no unreasonable interference with the business of the Seller, the Seller shall (and shall cause its affiliates to) afford to the officers, employees, accountants, counsel and other representatives of the Purchaser, access, during normal business hours during the period prior to the Closing Date, to all of its properties, books, contracts, commitments and records relating to the Assets and the Assumed Liabilities and, during such period, the Seller shall (and shall cause its affiliates to) furnish promptly to the Purchaser (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, the Assets and the Assumed Liabilities as the Purchaser may reasonably request. Unless otherwise required by law, the Purchaser will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason the Purchaser shall promptly return all nonpublic documents obtained from the Seller or its affiliates, and any copies made of such documents, to the Seller.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                   6.1 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by the Purchaser to the extent permitted by applicable law:

                       (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Seller set forth in this Agreement or in any certificate or document delivered pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date, as if made on such date, and the Seller shall have duly performed and complied in all material respects with all of its agreements, covenants, conditions and obligations contained in this Agreement. The Purchaser shall have received a certificate dated the Closing Date signed by the Chief Executive Officer or the Chief Financial Officer of
the  Seller  to the  effect  that the  conditions  of this  paragraph  have been satisfied. (The parties recognize and agree that the Seller makes no representation, warranty or agreement as to its results of operations and, accordingly, the incurrence of operating losses by the Seller prior to the Closing shall not, in and of itself, constitute the breach of any representation, warrant or covenant herein or the failure of any condition herein).

                       (b) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

                       (c) OTHER CONSENTS AND FILINGS. All material approvals and consents of or filings with governmental authorities, and all material approvals and consents of any other persons, required to permit the consummation of all of the transactions contemplated hereby shall have been obtained or made to the reasonable satisfaction of the Purchaser.

                       (d) DOCUMENTS OF TRANSFER. All bills of sale, instruments of transfer and assignment and other statements, instruments and documents contemplated by Article I hereof shall have been duly executed and delivered by the Seller, and the Seller shall have furnished the Purchaser with copies of all such items, and such other certificates and documents as the Purchaser and its counsel may reasonably request, in sufficient time prior to the Closing Date to permit review and evaluation thereof and the making of preliminary arrangements for any necessary recording and filing thereof on the Closing Date.

                       (e) FRANCHISE AGREEMENT. An instrument (the "Franchise Termination") in the form of Exhibit F hereto terminating the Franchise Agreement, the Franchise and any associated rights and licenses and providing for a mutual release between the parties shall have been duly executed and delivered by the Seller.

                       (f) OPINION OF COUNSEL. Olshan Grundman Frome & Rosenzweig LLP, counsel to the Seller, shall have delivered a legal opinion to the Purchaser, in the form of Exhibit G hereto, to the effect that the provisions of section 9(c) of the Warrant Agreement, dated as of June 25, 1993, between the Seller and the American Stock Transfer & Trust Company, as amended (the "Warrant Agreement") are not applicable to the transactions contemplated by this Agreement and no holder of any warrants issued thereunder has any rights to require the Purchaser to assume any obligations of the Seller thereunder or to receive any securities or property from the Purchaser.

                       (g) ABSENCE OF LITIGATION. No action shall be pending seeking to enjoin or restrain or otherwise make it imprudent to consummate any of the transactions contemplated by this Agreement.

                   6.2 CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated hereby is subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by the Seller to the extent permitted by applicable law:

                       (a) REPRESENTATIONS AND WARRANTIES; COVENANTS; The representations and warranties of the Purchaser set forth in this Agreement or in any certificate or document delivered pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date, as if made on such date, and the Purchaser shall have duly performed and complied in all material respects with all of its agreements, covenants, conditions and obligations contained in this Agreement. The Seller shall have received a certificate dated the Closing Date signed by the Chief Executive Officer or the Chief Financial Officer of the Purchaser to the effect that the conditions of this paragraph have been satisfied.

                       (b) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

                       (c) OTHER CONSENTS AND FILINGS. All material approvals and consents of or filings with governmental authorities, and all material approvals and consents of any other persons, required to permit the consummation of all of the transactions contemplated hereby shall have been obtained or made to the reasonable satisfaction of the Seller.

                       (d) DOCUMENTS OF ASSUMPTION. The assumption agreement contemplated by Article I hereof shall have been duly executed and delivered by the Purchaser, and the Purchaser shall have furnished the Seller with a copy of such agreement in sufficient time prior to the Closing Date to permit review and evaluation thereof by the Seller and its counsel.

                       (e) FRANCHISE AGREEMENT. The Franchise Termination shall have been duly executed and delivered by the Purchaser.

                       (f) OTHER CONSIDERATION. At the Closing, the Purchaser shall have delivered to the Seller (i) a certified check or wire transfer of immediately available funds for an amount equal to the sum of the amounts listed in paragraphs (i), through (v) of Section 1.2(a).

                       (g) ABSENCE OF LITIGATION. No action shall be pending seeking to enjoin or restrain or otherwise make it imprudent to consummate any of the transactions contemplated by this Agreement.

                                   ARTICLE VII

                                   TERMINATION

                   7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, before or after the approval by the stockholders of the Seller:

                       (a)  by  the  mutual   consent  of  the  Seller  and  the
Purchaser, by action of their respective Boards of Directors;

                       (b) by either the Purchaser or the Seller if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable;

                       (c) by either the Purchaser or the Seller if the transactions contemplated hereby shall not have been consummated before January 31, 1997, provided that the party seeking to terminate this Agreement are not otherwise in breach in any material respect of any of its obligations hereunder; or

                       (d) by either the Purchaser or the Seller if the Stockholder Approval shall not have been obtained by reason of the failure to obtain the required affirmative vote at a duly held meeting of its stockholders or at any adjournment thereof.

                   7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Purchaser or the Seller as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Purchaser or the

Seller, or their respective officers or directors, except (y) with respect to Sections 5.5, Article VIII (with respect to any claim for breach of the representation in Sections 2.8 or 3.4) and 9.1 and (z) to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII

                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

                   8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, any schedule and any certificate, written statement, or other document delivered at the Closing pursuant to this Agreement by or on behalf of the Seller or the Purchaser shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by any party hereto and shall survive for a period of six (6) months after the Closing Date, except for all such representations and warranties relating to (i) the Rights to Receive specified on Schedule 1.3(e) which shall survive for a period of one year after the Closing Date and
(ii) the Rights to Receive other than those specified on Schedule 1.3(e) which shall not survive the Closing Date.

                   8.2 SELLER'S INDEMNIFICATION OBLIGATIONS. Subject to the terms and conditions of this Article 8, the Seller agrees to defend, indemnify and hold the Purchaser and the officers, directors, agents, attorneys, employees, representatives and other affiliates of the Purchaser harmless against any and all liabilities, losses, costs and expenses including, without limitation, legal and other expenses (collectively "Damages"), resulting from or relating to:

                       (a) any misrepresentation or breach of any representation or warranty of the Seller contained in this Agreement or in any Schedule of the Seller Disclosure Letter or any certificate, written statement or other document delivered by or on behalf of the Seller pursuant to this Agreement;

                       (b) any breach of any covenant, agreement or obligation of the Seller contained in this Agreement;

                       (c) any debt, liability or obligation of the Seller or any of its affiliates other than the Assumed Liabilities;

                       (d) the conduct of the business of the Seller and its affiliates, and the ownership, use and operation of the Assets, on or prior to the Closing Date;

                       (e) any failure of the Seller to comply with the provisions of the Uniform Commercial Code pertaining to bulk sales; and

                       (f) any obligation, liability or expense imposed upon or affecting the Purchaser under the Warrant Agreement;

and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification; provided, however, that the sole remedy of the Purchaser for any breach of any representation or warranty as to the validity or enforceability of (i) any Right to Receive specified on Schedule 1.3(e) shall be limited to the remedy set forth in Section 1.3(e) of this Agreement and (ii) any Right to Receive other than those specified on Schedule 1.2(ii) or Schedule 1.3(e) shall be limited to the remedy set forth in Section 1.3(d) of this Agreement.

                   8.3 PURCHASER'S INDEMNIFICATION OBLIGATIONS. Subject to the terms and conditions of this Article 8, the Purchaser agrees to defend, indemnify and hold the Seller and the officers, directors, agents, attorneys, employees, representatives and other affiliates of the Seller harmless against any and all Damages resulting from or relating to:

                       (a) any misrepresentation or breach of any representation or warranty of the Purchaser contained in this Agreement or in any certificate, written statement or other document delivered by or on behalf of the Purchaser pursuant to this Agreement;

                       (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement; and

                       (c) any Assumed Liabilities;

and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

                   8.4  CLAIMS  FOR  INDEMNIFICATION;   DEFENSE  OF  INDEMNIFIED
CLAIMS; LIMITATIONS ON INDEMNIFICATION.

                       (a) For purposes of this Section, the party entitled to indemnification shall be known as the Indemnified Party and the party required to indemnify shall be known as the Indemnifying Party. In the event that the Indemnifying Party shall be obligated to the Indemnified Party pursuant to this
Article VIII or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give prompt written notice to the Indemnifying Party of the occurrence of such event; provided, however, that the failure to give such notice shall not constitute a waiver of the right to indemnification hereunder unless the Indemnifying Party is prejudiced in a material respect thereby. The Indemnifying Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at the Indemnifying Party's own cost and expense with counsel of its own choice, who shall be, however, reasonably acceptable to the Indemnified Party. The Indemnifying Party may make any compromise or settlement (subject to the written consent of the Indemnified Party, which will not be unreasonably withheld). The Indemnified Party shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. In the event that the Indemnifying Party fails timely to defend, contest or otherwise protect itself against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to defend, contest or otherwise protect the Indemnified Party against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

                       (b) For purposes of this Article VIII, all Damages shall be computed net of any insurance coverage (from the amount of which coverage there shall be deducted all costs and expenses, including attorneys' fees, of the Indemnified Party not reimbursed by such coverage) and tax benefits with respect thereto which reduces the Damages that would otherwise be sustained; provided, however, that in all cases, the timing of the receipt or realization of insurance proceeds or tax benefits shall be taken into account in determining the amount of reduction of Damages.

                  8.5 PAYMENTS; NON-EXCLUSIVITY. Any amounts due an Indemnified Party under the aforesaid indemnities shall be due and payable by the Indemnifying Party within fifteen (15) days after written demand therefor. The remedies conferred in this Article VIII are intended to be without prejudice to any other rights or remedies available at law or equity to the Indemnified Parties, now or hereafter.

                  8.6 SET-OFF. If from time to time and at any time the Purchaser shall be entitled to be paid any amount under the provisions of this Agreement, including this Article VIII, the Purchaser shall be entitled, if it so elects, to set-off such amount against any other amounts due to the Seller from the Purchaser or any of its affiliates. Such right of set-off shall be in addition to and not in substitution of any other rights the Purchaser shall be entitled to under the provisions of this Article VIII or otherwise.

                                   ARTICLE IX

                             MISCELLANEOUS; GENERAL

                   9.1 FEES AND EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into or carrying out this Agreement and the consummation of the transactions contemplated hereby.

                   9.2 MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the Delaware General Corporation Law, at any time prior to the Closing Date (whether before or after receipt of the Stockholder Approval), this Agreement may be supplemented, modified or amended, or the provisions hereof may be waived, by the mutual agreement of the Purchaser and the Seller, by action of their respective Boards of Directors followed by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that no such supplement, modification, amendment or waiver which materially and adversely affects the rights of the stockholders of the Seller, shall be made without Stockholder Approval.

                   9.3 WAIVER OF CONDITIONS. The conditions to each party's obligations to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party (in the manner provided for herein) in whole or in part to the extent permitted by applicable law.

                   9.4 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                   9.5 GOVERNING LAW; FORUM; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof. Each of the parties to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal or state courts located in the State of New York for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) waives any objection to the laying of venue of any such proceeding in the courts of the State of New York, and (iii) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any federal or state court in the State of New York has been brought in an improper or otherwise inconvenient forum. Process in any such action may be served by service upon the Secretary or State (or other appropriate public official) of the jurisdiction of incorporation of the party to whom it is directed.

                   9.6 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given on the day when the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

                  If to Seller:

                              The Western Transmedia Company, Inc.
                              475 Sansome Street
                              San Francisco, CA  94111
                              Facsimile No.:  (415) 397-4443
                              Attn.: Chief Executive Officer


                  With a copy to:

                              Olshan Grundman Frome & Rosenzweig LLP
                              505 Park Avenue
                              New York, NY  10022
                              Facsimile No.:  (212) 755-1467
                              Attn.: David J. Adler, Esq.

                  If to Purchaser:

                              Transmedia Network Inc.
                              11900 Biscayne Boulevard
                              North Miami, Florida 33181
                              Facsimile No.:  (305) 892-3342
                              Attn.:  Chief Executive Officer


                    With a copy to:

                              Morgan, Lewis & Bockius LLP
                              101 Park Avenue
                              New York, New York 10178
                              Facsimile No.:  (212) 309-6273
                              Attn.:  Stephen P. Farrell, Esq.

                   9.7 DISCLOSURE LETTER AND EXHIBITS; ENTIRE AGREEMENT. The Seller Disclosure Letter and all exhibits and schedules and attachments to exhibits or schedules, or documents expressly incorporated into this Agreement, and any other attachments to this Agreement are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. This Agreement supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

                   9.8 ASSIGNMENT. Except as provided in the following sentence, this Agreement and the rights and obligations of the parties hereto shall not be assignable, by operation of law or otherwise, or delegable. The Purchaser may assign any or all of its rights and interests and delegate any or all of its obligations under this Agreement to any one or more affiliates of Purchaser, but in such event the Purchaser shall remain, and the assignee shall be, fully liable for the performance of all such obligations in the manner prescribed in this Agreement. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                   9.9 DEFINITION OF "AFFILIATE". When a reference is made in this Agreement to an affiliate of a party, the word "affiliate" means any corporation or other organization, whether incorporated or unincorporated, (x) of which such party or any other affiliate of such party is a general partner or limited partner or (y) beneficially owns at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or (z) beneficially owns a majority of the securities or other interests representing the total equity in such organization, is directly or indirectly owned or controlled by such party or by any one or more of its affiliates, or by such party and one or more of its affiliates.

                   9.10 TITLES AND CAPTIONS. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way affect, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

                   9.11 SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                   9.12 PUBLICITY. During the period through the Closing Date, the Purchaser, the Seller and their respective affiliates shall consult before making any public announcements or public comments regarding this Agreement or the sale contemplated hereby, except as required by applicable law, regulation or rule.

                   9.13 NO THIRD PARTY BENEFICIARIES. This Agreement has been made for the sole benefit of the Purchaser and the Seller and shall not be construed to confer any benefit or rights upon, nor may it be enforced by, any other person, including any officer, director, employee, stockholder or creditor of the Purchaser or the Seller.

                   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                                      THE WESTERN TRANSMEDIA
                                         COMPANY, INC.


                                      By:/s/ Stuart M. Pellman
                                         ---------------------
                                         Name:  Stuart M. Pellman
                                         Title: President

                                      TRANSMEDIA NETWORK INC.



                                      By:/s/ Melvin Chasen
                                         -----------------
                                         Melvin Chasen
                                         Chairman and President

      The Schedules and Exhibits to the Purchase Agreement are not presented herein or delivered herewith. Copies of the Schedules and Exhibits will be provided by first class mail without charge to each person to whom this Proxy Statement is delivered, upon written or oral request to Michael Salzman, The Western Transmedia Company, Inc., 475 Sansome Street, San Francisco, California 94111.

                                    EXHIBIT B

               THE WESTERN TRANSMEDIA COMPANY, INC. AND SUBSIDIARY
                 INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)


The following unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of The Western Transmedia Company, Inc. and Subsidiary (collectively called "the Company") as of September 30, 1996 and for the nine month period ended September 30, 1996 and the year ended December 31, 1995. The pro forma financial statements should be read in conjunction with the notes thereto and with the Company's historical financial statements which are included in its Form 10-Q for the nine months ended September 30, 1996 and in the Company's annual report on Form 10-K for the year ended December 31, 1995.

The accompanying pro forma balance sheet has been prepared as if the potential asset sale mentioned below, had occurred at the balance sheet date of the Company's most recently filed Form 10-Q, September 30, 1996. The accompanying pro forma statements of operations have been prepared to reflect income or loss from continuing operations before non-recurring charges or credits directly attributable to this transaction. As a result of the potential sale, the Company would no longer have active operations, and therefore, the year ended 1995 and the January 1, 1996 - September 30, 1996 statements of operations transactions, except for certain continuing expenses, have been eliminated. These pro forma financial statements do not purport to be indicative of the results which would actually have been obtained had the pro forma transactions been completed as of January 1, 1995, the beginning of the earliest period presented.

The pro forma transactions (see Notes to Pro Forma Financial Statements) are as follows:

   / /  the  sale  of  substantially   all  the  assets,   subject   to  certain
        liabilities, of the Company to Transmedia Network Inc.

   / / the income taxes on the gain on the sale of assets to Transmedia Network Inc.

               THE WESTERN TRANSMEDIA COMPANY, INC. AND SUBSIDIARY
                             PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1996
                                   (UNAUDITED)

                                   - ASSETS -

                                                              Pro Forma
                                                             Adjustments
                                                   ---------------------------

                                     Historical         Debit           Credit        Pro Forma
                                    ------------   --------------   ------------    ------------

CURRENT ASSETS:
  Cash                               $2,575,692        $7,152,256(a)                    $9,727,948
  Accounts receivable - net             126,734                                            126,734
  Rights to receive                   2,705,356                        $2,705,356(a)           -
  Other current assets                   79,914                             8,841(a)        71,073
                                     ----------                                         ----------
TOTAL CURRENT ASSETS                  5,487,696                                          9,925,755
                                     ----------                                         ----------

FIXED ASSETS - NET                       89,032                            89,032(a)           -
                                     ----------                                         ----------

OTHER ASSETS:
  Franchise agreement - net             431,700                           431,700(a)           -
  Other                                  35,582                            35,582(a)           -
                                     ----------                                         ----------
                                        467,282                                                -
                                     ----------                                         ----------
TOTAL ASSETS                         $6,044,010                                         $9,925,755
                                     ==========                                         ==========

                    - LIABILITIES AND SHAREHOLDERS' EQUITY -

CURRENT LIABILITIES:
  Accounts payable - rights to        $ 349,306         $ 349,306(a)                    $      -
  receive
  Accrued liabilities                   138,276                                            138,276
  Capital lease obligations               3,380             3,380(a)
  Income taxes payable                    -                              $891,000(c)       891,000
                                     ----------                                         ----------
TOTAL CURRENT LIABILITIES               490,962                                          1,029,276
                                     ----------                                         ----------

LONG-TERM LIABILITIES:
  Capital lease obligations              12,997            12,997(a)                           -
                                     ----------                                         ----------

SHAREHOLDERS' EQUITY:
  Common stock                        4,742,053                                          4,742,053
  Additional paid-in capital          5,542,062                                          5,542,062
  Retained earnings (deficit)       (4,744,064)           891,000(c)    4,247,428(a)   (1,387,636)
                                     ----------                                        -----------
                                      5,540,051                                          8,896,479
                                     ----------                                         ----------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                $6,044,010                                         $9,925,755
                                     ==========                                         ==========

                    THE WESTERN TRANSMEDIA COMPANY, INC. AND SUBSIDIARY
                             PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996
                                        (UNAUDITED)

                                                             Pro Forma
                                                            Adjustments
                                                  ---------------------------
                                    Historical         Debit           Credit        Pro Forma
                                   ------------   --------------    ------------   ------------
NET SALES                          $7,378,409      $7,378,409(b)                    $      -

COST OF SALES                       4,857,671                        $4,857,671(b)         -
                                   ----------                                       -----------

GROSS PROFIT                        2,520,738                                              -
                                   ----------                                       -----------

EXPENSES AND OTHER (INCOME):
  Franchise costs                   1,020,104                         1,020,104(b)         -
  Operating costs                   1,783,411                         1,658,411(b)      125,000
  Interest expense                      2,829                             2,829(b)         -
  Interest income                    (102,759)                                         (102,759)
                                   ----------                                       -----------
                                    2,703,585                                            22,241
                                   ----------                                       -----------

(LOSS) BEFORE PROVISION
  FOR INCOME TAXES                  (182,847)                                           (22,241)

  Provision for income taxes            -                                                  -
                                   ----------                                       -----------

NET (LOSS)                         $ (182,847)                                      $   (22,241)
                                   ==========                                       ===========

EARNINGS (LOSS) PER SHARE          $     (.02)                                      $     -
                                   ==========                                       ===========

WEIGHTED AVERAGE SHARES
 OUTSTANDING                        7,949,505                                         7,949,505
                                   ==========                                       ===========

                    THE WESTERN TRANSMEDIA COMPANY, INC. AND SUBSIDIARY
                             PRO FORMA STATEMENT OF OPERATIONS
                           FOR THE YEAR ENDED DECEMBER 31, 1995
                                        (UNAUDITED)

                                                                Pro Forma
                                                               Adjustments
                                                       ------------------------

                                         Historical        Debit         Credit      Pro Forma
                                       ------------    ------------   ----------    -----------

NET SALES                               $11,368,903    $11,368,903(b)                $      -

COST OF SALES                             7,576,314                   $7,576,314(b)         -
                                        -----------                                  ----------

GROSS PROFIT                              3,792,589                                         -
                                        -----------                                  ----------

EXPENSES AND OTHER (INCOME):
  Franchise costs                         1,586,781                    1,586,781(b)         -
  Operating costs                         2,339,648                    2,139,648(b)     200,000
  Interest expense                            1,560                        1,560(b)         -
  Interest income                          (146,342)                                   (146,342)
                                        -----------                                  ----------

                                          3,781,647                                      53,658
                                        -----------                                  ----------

INCOME (LOSS) BEFORE
  PROVISION FOR INCOME TAXES                 10,942                                     (53,658)

  Provision for income taxes                   -                                            -
                                        -----------                                 -----------

NET INCOME (LOSS)                       $    10,942                                 $   (53,658)
                                        ===========                                 ===========

EARNINGS (LOSS) PER SHARE               $      -                                    $      (.01)
                                        ===========                                 ===========

WEIGHTED AVERAGE SHARES
 OUTSTANDING                              8,030,685                                   8,030,685
                                        ===========                                 ===========

              THE WESTERN TRANSMEDIA COMPANY, INC. AND SUBSIDIARY
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)


(a) The Company intends to sell, to its franchisor, Transmedia Network Inc., ("Network") its franchise for the States of California, Washington and Oregon, as well as parts of Nevada for a price of $4,750,000 and its rights to receive (net of reserves and accounts payable - rights to receive) at net book value, on the closing date. The net book value of the Company's rights to receive (net of reserves and accounts payable - rights to receive) as of September 30, 1996 was $2,356,050. The Company will also sell to Network its fixed assets for $28,500, security deposits and certain other assets and Network will assume the Company's capital lease payments owed. As of September 30, 1996, the pro forma total proceeds aggregate cash of $7,152,256. The Company will retain its cash and cash equivalents.

(b) The pro forma statements of operations assume that the sale of substantially all operating assets, except for the Company's cash and cash equivalents, occurred on January 1, 1995, the beginning of the earliest period presented. Therefore, the operating transactions, for the year ended December 31, 1995 and the period January 1, 1996 through September 30, 1996 have been eliminated, except for interest income and certain continuing public company expenses aggregating approximately $200,000 and $125,000, respectively.

(c) The pro forma balance sheet assumes that the Company will reflect a gain on the aforementioned asset sale of $4,247,428. The Company will utilize available net operating loss carryforwards for both Federal and State purposes of approximately $1,700,000 and $620,000, respectively, as of December 31, 1995. The Company will also receive the tax benefits of any losses incurred from continuing operations and public company overhead expenses and from any legal and accounting expenses in connection with the investigation of possible business acquisitions. The Company has reflected the resulting taxes due with respect to the aforementioned sale of assets, which aggregate approximately $891,000. The aforementioned gain has not been considered in the pro forma statements of operations in accordance with SEC guidelines.

(d) The Company is to be responsible for the costs of terminating any employees not retained by Network. However the Company believes that these costs will be immaterial.

(e) The Company will, in the normal course, expense any remaining prepaid expenses, collect any outstanding accounts receivable and pay all remaining accrued liabilities. The Company will incur continuing public company overhead expenses and may incur legal and accounting expenses in connection with any possible business acquisitions.

                                    EXHIBIT C

                      SUMMARY OF THE 1992 STOCK OPTION PLAN

1992 STOCK OPTION PLAN

            The purpose of the 1992 Plan is to provide additional incentive to the officers and employees of the Company who are primarily responsible for the management and growth of the Company. Each option granted pursuant to the 1992 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." The following description of the 1992 Plan is qualified in its entirety by reference to the 1992 Plan itself, which was filed with the Securities and Exchange Commission on May 21, 1992 as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No. 33-44845).

            ADMINISTRATION OF THE 1992 PLAN. The 1992 Plan currently is administered by the Compensation and Stock Option Committee of the Board of Directors of the Company which determines whom among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Compensation and Stock Option Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Compensation and Stock Option Committee in its discretion deems relevant.

            The Board of Directors or the Compensation and Stock Option Committee is authorized to amend, suspend or terminate the 1992 Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1992 Plan; (ii) permit the grant of an incentive stock option under the 1992 Plan with an option price less than 100% of the fair market value of the shares at the time such option is granted; (iii) change the eligibility requirements for participation in the 1992 Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1992 Plan;
(v) decrease an option exercise price (although an option may be cancelled and a new option granted at a lower exercise price).

            Unless the 1992 Plan is terminated earlier by the Board of Directors, it will terminate on April 9, 2002.

            SHARES SUBJECT TO THE 1992 PLAN. The 1992 Plan provides that options may be granted with respect to a total of 750,000 shares of Common Stock. Under certain circumstances involving a change in the number of shares of Common Stock without receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 1992 Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. The 1992 Plan currently provides that, in addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1992 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1992 Plan.


            PARTICIPATION. Any employee is eligible to receive incentive stock options or non-qualified stock options granted under the 1992 Plan.

            OPTION PRICE. The exercise price of each option will be determined by the Compensation and Stock Option Committee, but may not be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted, in the case of an incentive stock option, nor less than 75% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted, in the case of a non-qualified stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

            TERMS OF OPTIONS. The Compensation and Stock Option Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The 1992 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment. The 1992 Plan currently provides that in the event that an option holder voluntarily retires or quits his employment with the written consent of the Company, or if the employment of such option holder is terminated by the Company for reasons other than cause, such option holder may (unless an option shall have previously expired pursuant to the terms thereof) exercise an option any time prior to the first to occur of the expiration of the original option period or three months after the termination of employment.

            RESTRICTIONS ON GRANT AND EXERCISE. An option may not be transferred other than by will or the laws of decent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate fair market value (determined at the time of the option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year may not exceed $100,000. The Compensation and Stock Option Committee may impose any other conditions to exercise as it deems appropriate.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                      THE WESTERN TRANSMEDIA COMPANY, INC.

                    PROXY -- SPECIAL MEETING OF STOCKHOLDERS
                                DECEMBER 27, 1996


      The undersigned, a stockholder of The Western Transmedia Company, Inc., a Delaware corporation (the "Company"), does hereby appoint Stuart M. Pellman, William J. Barrett and Herbert M. Gardner, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at a Special Meeting of Stockholders of the Company to be held at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York, on December 27, 1996, at 10:00 A.M. Eastern Standard Time, or at any adjournment or adjournments thereof.

      The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Special Meeting and Proxy Statement, both dated December 6, 1996, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

      1. To approve the sale of substantially all of the Company's assets to its corporate franchisor, Transmedia Network Inc. In voting upon the Sale of Assets, stockholders will also be approving an amendment to the Company's Certificate of Incorporation to change its name to The Western Systems Corp.

            FOR -----------   AGAINST  -------- ABSTAIN ------


      2.    To approve the amendments to the Company's 1992 Stock Option Plan.


            FOR -----------   AGAINST  -------- ABSTAIN ------

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO APPROVE THE SALE OF ASSETS AND TO APPROVE THE AMENDMENTS TO THE COMPANY'S 1992 STOCK OPTION PLAN.

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.


Signature: ----------------------   Date-----------


Signature: ----------------------   Date-----------


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:          -------------


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